THIRD
                                 AMENDED AND RESTATED
                              REVOLVING CREDIT AGREEMENT

                              dated as of March 10, 1994

                                         among

                                FIELDCREST CANNON, INC.

                                    CERTAIN LENDERS

                        CONTINENTAL BANK N.A., as Lead Manager

                      PHILADELPHIA NATIONAL BANK, as Lead Manager

                               FIRST UNION NATIONAL BANK
                          OF NORTH CAROLINA, as Lead Manager

                                          and

                      THE FIRST NATIONAL BANK OF BOSTON, as Agent

                                   TABLE OF CONTENTS


                                                                  Page

          SECTION 1.  DEFINITIONS . . . . . . . . . . . . . . . .    1

          SECTION 2.  THE CREDIT  . . . . . . . . . . . . . . . .   19

               Section 2.1. Commitment to Lend A Loans. . . . . . . 19
               Section 2.2. Making  the B Loans. . . . . . . . . . .20
               Section 2.3. Maturity; Mandatory Repayments. . . . . 20
               Section 2.4. Optional Prepayments of Loans. . . . . .21
               Section 2.5. Reduction of Commitment. . . . . . . . .21
               Section 2.6. Notes. . . . . . . . . . . . . . . . . .22
               Section 2.7. Requests for Loans. . . . . . . . . . . 23
               Section 2.8. Funds for Loans. . . . . . . . . . . . .24
               Section 2.9. Interest on Loans. . . . . . . . . . . .25
               Section 2.10 Letters of Credit. . . . . . . . . . . .26

          SECTION 3.  EURODOLLAR RATE AND ADJUSTED
                          CD RATE INTEREST  . . . . . . . . . . .   30

               Section 3.1. Elections. . . . . . . . . . . . . . . .30
               Section 3.2. Reserve Charge. . . . . . . . . . . . . 31
               Section 3.3. Notices as to Rates. . . . . . . . . . .31
               Section 3.4. Substitution of Adjusted CD Rate or
                             Base Rate. . . . . . . . . . . . . . . 31
               Section 3.5. Additional Costs . . . . . . . . . . . .32
               Section 3.6. Indemnity. . . . . . . . . . . . . . . .33
               Section 3.7. Concerning Interest Periods. . . . . . .33

          SECTION 4.  CERTAIN COMMON PROVISIONS . . . . . . . . . . 34

               Section 4.1. Interest After Default. . . . . . . . . 34
               Section 4.2. Payments. . . . . . . . . . . . . . . . 34
               Section 4.3. Computations. . . . . . . . . . . . . . 34
               Section 4.4. Interest  Limitation. . . . . . . . . . 34
               Section 4.5. Commitment Fee. . . . . . . . . . . . . 35
               Section 4.6. Increased Capital Requirements. . . . . 35
               Section 4.7. HLT Classification. . . . . . . . . . . 36
               Section 4.8. Closing Fee. . . . . . . . . . . . . . .36
               Section 4.9  Agent's Fee. . . . . . . . . . . . . . .36

          SECTION 5.  SECURITY  . . . . . . . . . . . . . . . . .   37

          SECTION 6.  REPRESENTATIONS AND WARRANTIES  . . . . . .   37

               Section 6.1.  Corporate Existence. . . . . . . . . . 38
               Section 6.2.  Corporate Authority. . . . . . . . . . 38
               Section 6.3.  Binding Effect of Documents. . . . . . 39
               Section 6.4.  No Events of Defaults. . . . . . . . . 39
               Section 6.5.  Financial Statements; Projections. . . 39
               Section 6.6.  Changes; None Adverse. . . . . . . . . 40
               Section 6.7.  Lines of Business. . . . . . . . . . . 40
               Section 6.8.  Mortgages and Liens. . . . . . . . . . 40
               Section 6.9.  Indebtedness. . . . . . . . . . . . . .40
               Section 6.10. Litigation. . . . . . . . . . . . . . .40
               Section 6.11. No Default. . . . . . . . . . . . . . .40
               Section 6.12. Taxes. . . . . . . . . . . . . . . . . 41
               Section 6.13. Collateral. . . . . . . . . . . . . . .41
               Section 6.14. True Copies of Charter and
                               Other Documents. . . . . . . . . . . 41
               Section 6.15. Employee  Benefit Plans. . . . . . . . 41
               Section 6.16. Other Representations. . . . . . . . . 42
               Section 6.17. Disclosure. . . . . . . . . . . . . . .43
               Section 6.18. Holding Company and Investment
                                Company Acts. . . . . . . . . . . . 43
               Section 6.19. Regulations G, T, U and X. . . . . . . 43
               Section 6.20. Environmental Compliance. . . . . . . .43
               Section 6.21. No Materially Adverse Contracts. . . . 45
               Section 6.22. Corporate Name; Location of Office. . .45
               Section 6.23. Loans as Senior Indebtedness. . . . . .46
               Section 6.24. Brokers and Consultants. . . . . . . . 46

          SECTION 7.  AFFIRMATIVE COVENANTS OF THE COMPANY  . . . . 46

               Section 7.1.  Punctual Payment. . . . . . . . . . . .46
               Section 7.2.  Legal Existence; Fiscal Year. . . . . .46
               Section 7.3.  Use of Loan Proceeds. . . . . . . . . .46
               Section 7.4.  Deposit Account. . . . . . . . . . . . 46
               Section 7.5.  Financial Statements. . . . . . . . . .47
               Section 7.6.  Maintenance of Properties. . . . . . . 49
               Section 7.7.  Notice of Litigation and Judgment. . . 49
               Section 7.8.  Notice of Defaults. . . . . . . . . . .50
               Section 7.9.  Books and Records. . . . . . . . . . . 50
               Section 7.10. Insurance. . . . . . . . . . . . . . . 50
               Section 7.11. Taxes. . . . . . . . . . . . . . . . . 50
               Section 7.12. Conduct of Business; Compliance
                                with Law. . . . . . . . . . . . . . 51
               Section 7.13. Access. . . . . . . . . . . . . . . . .51
               Section 7.14. Employee Benefit Plans. . . . . . . . .52
               Section 7.15. Reserves. . . . . . . . . . . . . . . .53

               Section 7.16. Further Assurances; Perfection of
                                Remaining Liens. . . . . . . . . . .53
               Section 7.17. Environmental Compliance. . . . . . . .53
               Section 7.18. Maintenance of Office, Corporate Name. 53
               Section 7.19  Delivery of Pledged Stock . . . . . .  53


          SECTION 8.  NEGATIVE COVENANTS OF THE COMPANY . . . . .   54

               Section 8.1.  Restrictions on Indebtedness. . . . . .54
               Section 8.2.  Restrictions on Liens. . . . . . . . . 57
               Section 8.3.  Restrictions on Investments. . . . . . 59
               Section 8.4.  Lines of Business. . . . . . . . . . . 60
               Section 8.5.  Distributions. . . . . . . . . . . . . 60
               Section 8.6.  Merger, Consolidation and Sale
                                of Assets. . . . . . . . . . . . . .61
               Section 8.7.  Sale and Leaseback. . . . . . . . . . .61
               Section 8.8.  Guaranties; Subordinated Debt. . . . . 61
               Section 8.9.  Capital Expenditures. . . . . . . . . .62
               Section 8.10. Interest Coverage Ratio. . . . . . . . 62
               Section 8.11. Debt Service Coverage Ratio. . . . . . 62
               Section 8.12. Liabilities to Tangible Net Worth. . . 63
               Section 8.13. Consolidated Tangible Net Worth. . . . 63
               Section 8.14. Total  Days Inventory. . . . . . . . . 63
               Section 8.15. Transactions With Affiliates. . . . . .64
               Section 8.16. Compromise of Accounts Receivable. . . 64

          SECTION 9.  CONDITIONS TO EFFECTIVENESS . . . . . . . .   65

               Section 9.1.  Loan Documents. . . . . . . . . . . . .65
               Section 9.2.  Legality of Transactions. . . . . . . .65
               Section 9.3.  Representations and Warranties. . . . .65
               Section 9.4.  Performance. . . . . . . . . . . . . . 65
               Section 9.5.  Certified Copies of Charter Documents. 66
               Section 9.6.  Proof of Corporate Action. . . . . . . 66
               Section 9.7.  Incumbency Certificate. . . . . . . . .66
               Section 9.8.  Proceedings and Documents. . . . . . . 66
               Section 9.9.  Legal Opinions. . . . . . . . . . . . .66
               Section 9.10. Closing Fee; Agent's Fee. . . . . . . .66
               Section 9.11. Certain Assignments. . . . . . . . . . 67
               Section 9.12  Compliance Certificate. . . . . . . . .67
               Section 9.13  Amounts Owing under the Prior
                                Credit Agreement. . . . . . . . . . 67

          SECTION 10.  CONDITIONS TO LOANS  . . . . . . . . . . .   67

               Section 10.1.  Legality of Transactions. . . . . . . 67
               Section 10.2.  Representations and Warranties. . . . 67
               Section 10.3.  Performance. . . . . . . . . . . . . .67

               Section 10.4.  Proceedings and Documents. . . . . . .68
               Section 10.5.  Legal Opinion. . . . . . . . . . . . .68

          SECTION 11.  EVENTS OF DEFAULT  . . . . . . . . . . . .   68

               Section 11.1.  Acceleration. . . . . . . . . . . . . 68
               Section 11.2.  Rights of Lenders. . . . . . . . . . .71


          SECTION 12.  SETOFF . . . . . . . . . . . . . . . . . .   72

          SECTION 13.  INDEPENDENT CREDIT DECISION  . . . . . . .   72

          SECTION 14.  THE AGENT  . . . . . . . . . . . . . . . .   72

          SECTION 15.  ASSIGNMENTS AND PARTICIPATIONS . . . . . .   75

          SECTION 16.  EXPENSES . . . . . . . . . . . . . . . . .   77

          SECTION 17.  INDEMNIFICATION  . . . . . . . . . . . . .   78

          SECTION 18.  SURVIVAL OF COVENANTS  . . . . . . . . . .   78

          SECTION 19.  PARTIES IN INTEREST  . . . . . . . . . . .   79

          SECTION 20.  NOTICES  . . . . . . . . . . . . . . . . .   79

          SECTION 21.  MISCELLANEOUS  . . . . . . . . . . . . . .   79

          SECTION 22.  ENTIRE AGREEMENT . . . . . . . . . . . . .   79

          SECTION 23.  CONSENTS, AMENDMENTS, WAIVERS  . . . . . .   80

          SECTION 24.  WAIVER OF JURY TRIAL . . . . . . . . . . .   80

                                       EXHIBITS:

                Exhibit A-1       Form of A Note
                Exhibit A-2       Form of B Note
                Exhibit B-1       Form of Notice of B Borrowing
                Exhibit B-2       Form of Lender Confirmation
                Exhibit C         Form of Security Agreement
                Exhibit D         Form of Compliance Certificate
                Exhibit E         Form of Borrowing Base Report
                Exhibit F         Form of Intercompany Notes
                Exhibit G         Form of Legal Opinion
                Exhibit H         Form of Assignment and Acceptance


                                      SCHEDULES:

                Schedule 1.1      Commitments; Commitment Percentages;
                                    Notices
                Schedule 6.1      Subsidiaries
                Schedule 6.2      Consents of Creditors
                Schedule 6.10     Litigation
                Schedule 6.20     Environmental Compliance
                Schedule 8.1      Indebtedness
                Schedule 8.2      Liens
                Schedule 8.3      Investments

                     THIRD AMENDED AND RESTATED
                     REVOLVING CREDIT AGREEMENT


     This   THIRD  AMENDED   AND   RESTATED  REVOLVING   CREDIT
AGREEMENT, dated as of March 10, 1994, is by and among FIELDCREST CANNON, INC. (the "Company"), a Delaware corporation having its principal place of business in Eden, North Carolina, the institutions listed on the signature pages hereto and such other banks or institutions as may become parties to this Agreement from time to time in accordance with the provisions hereof (the "Lenders"), CONTINENTAL BANK N. A., PHILADELPHIA NATIONAL BANK and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as lead managers for the Lenders (collectively, the "Lead Managers"), and THE FIRST NATIONAL BANK OF BOSTON, as agent for the Lenders (the "Agent").

     WHEREAS,  pursuant  to that  certain Amended  and Restated
Revolving Credit Agreement, dated as of May 6, 1992, as amended (the "Prior Credit Agreement") (which agreement amended and restated in its entirety that certain Amended and Restated Revolving Credit Agreement, dated as of December 18, 1986, which agreement amended and restated in its entirety that certain Revolving Credit Agreement, dated as of January 30, 1986), certain Lenders which are parties to this Agreement on the date hereof have made loans to the Company for the purposes described therein; and

     WHEREAS, the Agent, the Lenders and the Company wish to amend and restate the Prior Credit Agreement in order to extend the commitments of the Lenders thereunder and to make certain changes to the terms and provisions of the Prior Credit Agreement;

     NOW, THEREFORE, the Company, the Lenders and the Agent agree that from and after the Effective Date (as defined below), the Prior Credit Agreement shall be amended and restated in its entirety as set forth herein and shall be in full force and effect as provided herein and the Loans (as defined in the Prior Credit Agreement) shall constitute A Loans (as defined below) hereunder.

     (Section Mark)1. DEFINITIONS. (a) The following terms shall have the meanings set forth in this (Section Mark)1 or elsewhere in the provisions of this Agreement referred to below:

     A Loan.  A loan by a Lender to the Company as part of an A
Borrowing and refers to a Eurodollar Rate Amount, a Base Rate Amount or a CD Rate Amount, each of which shall be a Type of A Loan.

     A  Borrowing.   A borrowing  consisting of  simultaneous A
Loans of the same Type made by each of the Lenders pursuant to (Section Mark)2.1 hereof.

     A Note.   A promissory note of the Company  payable to the
order of any Lender, in substantially the form of Exhibit A-1 attached hereto, evidencing the aggregate amount of A Loans outstanding from the Company to such Lender.

     Accounts Receivable.  All rights (provided, however,  that
"bill and hold" items as reflected on the Company's books and records would be included only to the extent of 87.5% thereof and "price load" items as reflected on the Company's books and records would be eliminated in their entirety) to payment for goods sold or for services rendered, in each case in the ordinary course of business by or owing to the Company which in accordance with Generally Accepted Accounting Principles are properly classified as accounts receivable; provided, however, that such rights would be included only if:


     (i) they are good and collectible and not subject to setoff, claims by the account debtor or other offset of any kind all as determined by the Company in accordance with established practices consistently applied;


     (ii)    they are  payable and outstanding not  more than thirty
   (30) days after the date on which payment is required to be made in accordance with established practices consistently applied; and



     (iii)   they  are rights  in which  the Agent  has a  valid and
   perfected  first  priority  security  interest  (unless    such  security
   interest has been released by the Agent pursuant to (Section Mark)5(e) hereof).

     In no event shall there be included in Accounts Receivable any rights to payment arising from any source or under any circumstances other than those specified above in this definition. The Company specifically acknowledges that the receivables carried on its books as the following do not constitute Accounts Receivable: (A) "other receivables consisting of product liability and property tax amounts",
(B) "master notes", representing amounts due from finance companies, (C) "trade note receivables", representing monies due from delinquent accounts set up on extended payment term notes, and (D) "other
receivables"  or  "miscellaneous  receivables",  representing,   but  not
limited to, unbilled storage, vendor receivables and miscellaneous non-trade sales.

     Adjusted CD Rate.   For any interest Period with respect to a CD
Rate Amount, the interest rate per annum determined by the Agent pursuant to the following formula:

           Adjusted CD = CD Bid Rate + CD Assessment Rate
              Rate    1.00 - CD Reserve Percentage

     Adjustment Date.   Each  date which  is the  fifth Business  Day
immediately following the date of the delivery by the Company to the Lenders of a Compliance Certificate pursuant to (Section Mark)7.5(d) hereof or, if any Compliance Certificate is not so delivered by the Company pursuant to (Section Mark)7.5(d) hereof, the date which is the fifth Business Day immediately following the date on or before which such Compliance Certificate was required to be delivered by the Company to the Lenders pursuant to (Section Mark)7.5(d) hereof.

     Affiliate.    With  respect  to  any  Person,  any  Person  that
controls, is controlled by or is under common control with such Person in question. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     Agency  Agreements.    The  agency  agreements  (a)  which  were
entered into by the Company with certain of its collection banks prior to the date hereof, and (b) which are entered into by the Company with collection banks selected by the Company after the date hereof and which are satisfactory in form and substance to the Agent, in each case as such agreements may be amended and in effect from time to time.

     Agent.  See the preamble.

     Agent's Fee.  See (Section Mark)4.9.

     Agreement.   This Third  Amended and  Restated Revolving  Credit
Agreement, including the Schedules and Exhibits hereto, as originally executed, or if this Agreement is amended, varied or supplemented from time to time, as so amended, varied or supplemented.

     Amoskeag.    Amoskeag Company,  a  Delaware  corporation  and  a
wholly-owned Subsidiary of the Company.

     Amount(s). Singly, any of, and collectively, all of, Base Rate Amounts, Euro Rate Amounts and CD Rate Amounts (each of which shall be a Type of Amount).

     Applicable Margin. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin shall be the higher of the applicable percentages set forth below with respect to the

Company's Leverage Ratio and the Company's Interest Coverage Ratio, as determined at the end of the fiscal period of the Company and its Subsidiaries ending immediately prior to the applicable Rate Adjustment
Period:

                        Euro Rate     C/D Rate      Letter of
A.   Leverage Ratio      Amounts      Amounts      Credit Fees

Greater than 2.80         1.25%       1.375%         1.25%
to 1.00

Less than or equal        1.00%       1.125%         1.00%
to 2.80 to 1.00 and
greater than 2.00
to 1.00

Less than or equal        0.75%       0.875%         0.75%
to 2.00 to 1.00

     Interest           Euro Rate    C/D Rate      Letter of
B.   Coverage Ratio      Amounts      Amounts     Credit Fees

Less than 2.00            1.25%       1.375%         1.25%
to 1.00

Greater than or           1.00%       1.125%         1.00%
equal to 2.00 to 1.00
and less than 2.50 to
1.00

Greater than or           0.75%       0.875%         0.75%
equal to 2.50 to
1.00

Notwithstanding  the foregoing,  (a)  for  the period  commencing on  the
Effective  Date   through  the  date  immediately   preceding  the  first
Adjustment Date to occur after the Effective Date, the Applicable Margin shall be determined based upon the Compliance Certificate delivered to the Lenders on the Effective Date based on the financial statements delivered to the Lenders pursuant to (Section Mark)6.5(a) hereof for Revolving Credit Loans outstanding and Letters of Credit issued or
renewed during  such period,   and  (b)  if  the  Company  fails  to
deliver any Compliance Certificate pursuant to (Section Mark)7.5(d) hereof then, for the period commencing on the next Adjustment Date to occur subsequent to such failure through the date immediately preceding the Adjustment Date which occurs immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be deemed to be the highest Applicable Margin set forth above.

     Assignment and Acceptance.  See (Section Mark)15(a).

     B Loan.   A   loan by a  Lender to the  Company as part  of a  B
Borrowing made by a Lender pursuant to (Section Mark)2.2 hereof.

     B Borrowing.   A  borrowing consisting  of simultaneous B  Loans
from each of the Lenders whose offer to make one or more B Loans as part of such borrowing has been accepted by the Company.

     B Note. A promissory note of the Company payable to the order of any Lender, in substantially the form of Exhibit A-2 hereto, evidencing the outstanding principal amount of the B Loans owing from the Company to such Lender.

     Balance Sheet Date.  December 31, 1993.

     Base Rate. For any day, a fluctuating rate per annum (rounded upwards, if necessary, to the next 1/8 of 1%) equal to the greater of (a) the rate of interest announced from time to time by FNBB at its head office as its "base rate", as in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2%. "Federal Funds Effective Rate" shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. For purposes of this Agreement any change in the Base Rate due to a change in FNBB's "base rate" or the Federal Funds Effective Rate shall be effective on the effective day of such change in FNBB's "base rate" or the Federal Funds Effective Rate, as applicable. If the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including, without limitation, the inability or failure of the Agent to obtain sufficient bids or publications in accordance with the terms hereof, the Base Rate shall be the FNBB's "base rate" as in effect at the applicable time until the circumstances giving rise to such inability no longer exist.

     Base Rate Amounts. Any portions of the principal amount of the A Loans as to which either the Company has not elected pursuant to (Section Mark)3.1 hereof to pay interest based on either the Eurodollar Rate or the Adjusted CD Rate or as to which interest cannot be determined by reference to such requested interest rates.

     Borrowing Base Amount. On any date of determination, an amount equal to the sum of (i) eighty percent (80%) of Accounts Receivable, plus
(ii) fifty percent (50%) of Net Security Value of Inventory.

     Borrowing Base Report.  See (Section Mark)7.5(e).

     Business Day. Any day on which banking institutions in Boston, Massachusetts and Chicago, Illinois are open for the transaction of banking business, it being recognized that a Business Day relating to interest calculated or Loans payable by reference to the Eurodollar Rate shall in addition be any such day on which dealings are carried on in the Eurodollar interbank market and dollar settlements of such dealings may be effected in New York City.

     Capital Assets.    Fixed assets,  both tangible  (such as  land,
buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will), provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with Generally Accepted Accounting Principles.

     CD Assessment  Rate.  For any Interest Period with  respect to a
CD Rate Amount, the annual assessment rate (rounded upward to the nearest 1/16 of 1%) charged by the Federal Deposit Insurance Corporation for such corporation's insuring Dollar time deposits made at offices of FNBB in the United States of America during the most recent period for which such rate has been determined prior to the commencement of such Interest Period.

     CD Bid Rate.   With respect  to any Interest Period  relating to
any CD Rate Amount, the annual rate of interest determined by the Agent to be the average (rounded upward to the nearest 1/16 of 1%) of prevailing rates per annum bid at 10:00 a.m., Boston time (or as soon thereafter as practicable) on the first day of such Interest Period for the purchase at face value from FNBB of its Dollar certificates of deposit in an aggregate amount equal (as nearly as may be) to the principal amount of such CD Rate Amount and having a maturity comparable to such Interest Period.

     CD Rate Amount.   Any portions of the  principal amount of the A
Loans on which the Company elects pursuant to (Section Mark)3.1 hereof to pay interest based on the Adjusted CD Rate.

     CD  Reserve  Percentage.    As  at  any  date,  that  percentage
(expressed as a decimal) that is in effect on such date as specified in Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulation relating to reserve requirements for nonpersonal time deposits) for determining the reserve requirements (including without limitation any basic, supplemental or emergency reserve requirements) for FNBB in respect of new Dollar nonpersonal time deposits in Boston, Massachusetts, having a maturity comparable to the relevant Interest Period and in an amount of $100,000 or more. The CD Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in the CD Reserve Percentage.

     CERCLA.  See (Section Mark)6.20(a).

     Change of  Control.   The occurrence  of any  of the  following:
(i) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended), other than any employee benefit plan or plans (within the meaning of Section 3(3) of ERISA), shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 25% or more in voting power of the outstanding Voting Stock of the Company, or (ii) during any period of twelve (12) consecutive calendar months, individuals who were directors of the Company on the first day of such period shall cease to constitute a majority of the board of directors of the Company other than because of replacement as a result of death or disability of one or more such directors.

     Closing Fee.  See (Section Mark)4.8.

     Code.   The Internal  Revenue Code  of 1986,  as amended and  in
effect from time to time.

     Collateral.   All of the property, right and interests of the
Company, FCC Canada and Crestfield Cotton that are or are intended to be subject to the security interests created by the Security Documents.

     Commitment.   With  respect to  each Lender,  the amount  set
forth on Schedule 1.1 hereto as its Commitment to make A Loans to, and participate in the issuance, extension or renewal of Letters of Credit for, the Company, as the same may be adjusted or terminated from time to time in accordance with the provisions hereof.

     Commitment Fee.  See (Section Mark)4.5.

     Commitment  Percentage.   With  respect to  each Lender,  the
percentage set forth on Schedule 1.1 hereto as its Commitment Percentage, as the same may be adjusted from time to time in accordance with the provisions hereof.

     Commitment  Termination  Date.    January 6,  1998,  or  such
earlier date as the Revolving Credit Commitments terminate or are terminated in accordance with this Agreement.


     Company.  See the preamble.

     Compliance Certificate.  See (Section Mark)7.5(d).

     Consolidated  or consolidated.   With  reference to  any term
defined herein, shall mean that term as applied to the accounts of the Company and all of its Subsidiaries, consolidated in accordance with Generally Accepted Accounting Principles.

     Consolidated  Capital Expenditures.    With  respect  to  any
fiscal period, an amount equal to the aggregate expenditures of the Company and its Subsidiaries during such fiscal period for the acquisition (including the acquisition by capitalized lease) or improvement of Capital Assets, as determined in accordance with Generally Accepted Accounting Principles.

     Consolidated EBIT.   For any  fiscal period, the  sum of  (a)
Consolidated Net Income for such period, but excluding therefrom all extraordinary non-recurring items of income or loss, plus (b) aggregate Interest Charges for such period, plus (c) the aggregate amount of all income taxes reflected on the consolidated statement of income of the Company and its Subsidiaries for such period.

     Consolidated EBITDA. For any fiscal period, the sum of (a) Consolidated Net Income for such period, but excluding therefrom all extraordinary non-recurring items of income or loss, plus (b) the aggregate amount of depreciation and amortization charges made in calculating Consolidated Net Income for such period, plus (c) aggregate Interest Charges for such period, plus (d) the aggregate amount of all income taxes reflected on the consolidated statement of income of the Company and its Subsidiaries for such period.

     Consolidated Funded Debt.  All liabilities of the Company and its Subsidiaries in respect of senior Indebtedness relating to the borrowing of money or the obtaining of credit, including, without limitation (i) Indebtedness under industrial revenue bonds, (ii) the Lender Obligations, and (iii) capitalized lease obligations of the Company and its Subsidiaries.

     Consolidated Net Income. The consolidated net income (or net deficit) of the Company and its Subsidiaries for any period, after deduction of all expenses, taxes, and other proper charges, all as determined in accordance with Generally Accepted Accounting Principles.
In addition, there shall be added to Consolidated Net Income for each fiscal period an amount equal to the Cotton Writedown Charge, if any, for such fiscal period, as determined on an after-tax basis, and there shall be subtracted from Consolidated Net Income for such period an amount equal to the aggregate amount of reversals of Cotton Writedown Charges from prior fiscal periods, as determined on an after-tax basis, made in accordance with Generally Accepted Accounting Principles reflecting the consumption of the cotton to which the Cotton Writedown Charges from the prior fiscal periods relate, all as determined in accordance with Generally Accepted Accounting Principles; provided that for purposes of determining Consolidated Net Income in order to determine

Consolidated EBIT and Consolidated EBITDA, (a) the foregoing calculations in this sentence pertaining to Cotton Writedown Charges and reversals of Cotton Writedown Charges from prior periods shall be made using Cotton Writedown Charges and reversals of Cotton Writedown Charges
from  prior  periods determined  on  a   pre-tax  basis  and  (b)  there
shall be added to Consolidated Net Income, for the fiscal period in which the Company adopted the accounting standards set forth in Financial Accounting Standard Board's Statement Nos. 106 and 109, an aggregate amount equal to the one-time non-cash accounting charges against Consolidated Net Income taken as a result of the adoption by the Company of the accounting standards set forth therein.

     Consolidated  Net  Sales.    Consolidated net  sales  of  the
Company and its Subsidiaries as reported on a consolidated statement of operations certified by the Company's Independent Accountant for a full fiscal year of the Company, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

     Consolidated Net Worth.  The excess of the consolidated total assets of the Company and its Subsidiaries, determined in accordance with Generally Accepted Accounting Principles, less Consolidated Total Liabilities, less the sum of all amounts representing any write-up in the book value of any assets of the Company and its Subsidiaries, unless such write-up was required as a result of purchase accounting, resulting from a revaluation thereof subsequent to September 29, 1985 (other than (i) adjustments to translate foreign assets and liabilities for changes in foreign exchange rates made in accordance with Financial Accounting Standards Board Statement No. 52 and (ii) in the event that the Company's accumulated benefit obligations under its pension plans exceeds the plans' assets, adjustments made in accordance with Financial Accounting Standards Board Statement No. 87 in recognition of the Company's minimum pension liability with respect thereto in an amount not to exceed, in the aggregate, $30,000,000). Notwithstanding the foregoing, there shall be disregarded in the calculation of consolidated total assets of the Company and its Subsidiaries the aggregate balance in the consolidated prepaid income tax account of the Company as reflected in the Company's consolidated financial statements for the applicable period prepared in accordance with Generally Accepting Accounting Principles, to the extent that such balance results from writedowns of cotton purchase contracts to market value which are required by and made in accordance with Generally Accepted Accounting Principles and from the reversals of such writedowns at subsequent dates.

     Consolidated Tangible Net Worth. Consolidated Net Worth, less:

       (a) the total book value of all assets of the Company and its Subsidiaries properly classified as intangible assets under Generally Accepted Accounting Principles, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

        (b)  to  the   extent   otherwise  includable   in   the
computation  of  Consolidated  Tangible  Net  Worth,   any  subscriptions
receivable.

     Consolidated  Total  Liabilities.    All liabilities  of  the
Company  and  its  Subsidiaries  determined on  a  consolidated  basis in
accordance    with    Generally    AcceptedAccounting    Principles.
Notwithstanding the foregoing, there shall be disregarded in the calculation of Consolidated Total Liabilities the aggregate balance in the special liability account on the Company's books of account entitled "Liability for Writedown of Cotton Commitments", as reflected in the Company's consolidated financial statements for the applicable period prepared in accordance with Generally Accepted Accounting Principles, to the extent that such balance results from writedowns of cotton purchase contracts to market value which are required by and made in accordance with Generally Accepted Accounting Principles and from the reversals of such writedowns at subsequent dates.

     Cotton  Writedown  Charge.For  any  fiscal  period,  the
aggregate amount of non-cash charges against consolidated net income of the Company and its Subsidiaries for such fiscal period incurred as a result of writedowns during such fiscal period of cotton purchase contracts to market value which are required by and made in accordance with Generally Accepted Accounting Principles, as such amount is reflected on an after-tax basis or pre-tax basis, as the case may be and as the context requires, in the Company's consolidated financial statements for such fiscal period prepared in accordance with Generally Accepted Accounting Principles.

     Crestfield Cotton.   Crestfield Cotton  Company, a  Tennessee
corporation and a wholly-owned Subsidiary of the Company.

     Crestfield Cotton Guaranty.   The Guaranty, dated as   of the
date hereof, from Crestfield Cotton to the Lenders and the Agent and in form and substance satisfactory to the Agent and the Lenders, as the same may be amended and in effect from time to time.



     Crestfield   Cotton   Security  Agreement. The  Security
Agreement, dated as of the date hereof, between Crestfield Cotton and the Agent, for the benefit of the Lenders, and in form and substance satisfactory to the Agent and the Lenders, as the same may be amended and in effect from time to time.


Current  Maturities  of  Long-Term  Debt.    At  any  date of
determination, all obligations of the Company and its Subsidiaries on a consolidated basis which, in accordance with Generally Accepted Accounting Principles, are properly classified as current maturities of long-term debt.

     Debt   Service  Coverage   Ratio.As  at   any   date  of
determination, the ratio of Consolidated EBITDA for the period consisting of the four consecutive fiscal quarters of the Company ending on such date (the "Measuring Period") to Current Maturities of Long-Term Debt as at the last day of the fiscal quarter of the Company immediately preceding the Measuring Period, excluding all Loans which constitute Current Maturities of Long-Term Debt as at such date, plus the aggregate Interest Charges for the Measuring Period.

     Default.  See (Section Mark)11.1.

     Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Company; or the purchase, redemption, or other retirement of any shares of any class of capital stock of the Company, directly or indirectly, through a Subsidiary or otherwise; the return of capital by the Company to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of the Company, in each case other than dividends payable solely in shares of common stock of the Company.

     Dollar  or $.   Dollars  in lawful  currency of  the   United
States of America.

     Drawdown Date.   The date on which any Loan  is made or is to
be made.

     Effective Date.  See (Section Mark)9.

     Eligible  Assignee.  Any of  the following:   (i) any Lender,
(ii) any Affiliate of any Lender, (iii) any bank, finance company or trust company whose long-term unsecured debt securities (or whose parent entity's long-term unsecured debt securities, as applicable) have a debt rating at least equal to BBB- (or its equivalent) by Standard & Poors Corporation or any successor thereto or Baa3 (or its equivalent) by Moody's Investors Service, Inc. or any successor thereto, or (iv) any other financial institution approved in writing (such approval not to be unreasonably withheld or delayed) by the Company and the Agent.

     Employee Benefit Plan. Any employee benefit plan within the meaning of (Section Mark)3(3) of ERISA maintained or contributed to by the Company or any ERISA Affiliate, other than a Multiemployer Plan.

     Encee.Encee,   Inc.,  a   Delaware  corporation   and  a
wholly-owned Subsidiary of the Company.

     Environmental Laws.  See (Section Mark)6.20(a).

     EPA.  See (Section Mark)6.20(b).

     ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

     ERISA Affiliate.   Any Person  which is treated  as a  single
employer with the Company under (Section Mark)414 of the Code.

     ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of (Section Mark)4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

     Eurodollar Rate. With respect to any Interest Period, in the case of any Euro Rate Amount, the annual rate of interest determined by the Agent, at or before 11:00 a.m. (Boston time) (or as soon thereafter as practicable) on the second Business Day prior to the first day of such Interest Period, to be the annual rate of interest at which deposits of Dollars are offered to the Reference Lender by prime banks in whatever Eurodollar interbank market may be selected by the Reference Lender in its sole discretion, acting in good faith, at the time of determination and in accordance with the usual practice in such market for delivery on the first day of such Interest Period in immediately available funds and having a maturity equal to such Interest Period in an amount equal (as nearly as may be) to such Euro Rate Amount. Each such determination by the Agent shall be conclusive in the absence of manifest error.

     Euro Rate Amounts.   Any portions of the principal  amount of
the A Loans on which the Company elects pursuant to (Section Mark)3.1 hereof to pay interest based on the Eurodollar Rate.

     Event of Default.  See (Section Mark)11.1.

     FCC Canada. FCC Canada, Inc. a Delaware corporation and a wholly-owned Subsidiary of the Company.

     FCC  Guaranty.  The Guaranty, dated as of March 5, 1993, from
FCC Canada to the Lenders and the Agent, as amended as of the date hereof by an amendment which is satisfactory in form and substance to the Agent and the Lenders and as the same may be further amended and in effect from time to time.

     FNBB.  The First National Bank of Boston.

     Fieldcrest International.   Fieldcrest Cannon  International,
Inc., a Delaware corporation and a wholly-owned Subsidiary of the Company.

     Generally Accepted Accounting Principles. (i) When used in general, means principles which are (1) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the period ended on the Balance Sheet
Date and (2) such that certified public accountants would, insofar as the use of accounting principles is pertinent, be in a position to deliver an unqualified opinion as to financial statements to the effect that such principles have been properly applied; and (ii) when used with reference to the Company and/or any of its Subsidiaries such principles shall include (to the extent consistent with such principles) the accounting practice of the Company reflected in its financial statements for the period ended on the Balance Sheet Date consistently applied.

     Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of (Section Mark)3(2) of ERISA maintained or contributed to by the Company or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     HLT Classification.  See (Section Mark)4.7.

     Hazardous Substances.  See (Section Mark)6.20(b).

     Indebtedness.   All  obligations,  contingent and  otherwise,
which in accordance with Generally Accepted Accounting Principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including, without limitation, in any event and whether or not so classified: (i) all debt and similar monetary obligations, including accounts payable, whether direct or indirect; (ii) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (iii) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of Indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise; and (iv) the obligations to reimburse the issuer in respect of any letters of credit.

     Independent  Accountant.    A  firm  of  independent   public
accountants of nationally recognized standing selected by the Board of Directors of the Company, which is "independent" as that term is defined in Rule 2-01 of Regulation S-X promulgated by the Securities and Exchange Commission.

     Interest Charges. For any period, (a) the expenses of the Company and its Subsidiaries for such period for (i) interest on Indebtedness (including interest accrued on the current portion thereof),
(ii) commitment fees (including the Commitment Fee), and (iii) preferred stock dividends, and (b) similar expenses of the Company and its Subsidiaries for such period in connection with the borrowing of money.

     Interest Coverage Ratio.  See (Section Mark)8.10.

     Interest Period. Any period relating to a Euro Rate Amount or a CD Rate Amount, the commencement and duration of which shall be determined in accordance with (Section Mark)3.1 hereof.

     Investments.    All  expenditures  made  and all  liabilities
incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions (other than contributions to any employee pension or benefit plan) or transfers of property not in the ordinary course of business to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time, (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding;
(ii) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (iii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iv) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (iii) may be deducted when paid; and (v) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

     Lead Managers.  See the preamble.


     Lender Confirmation.  See (Section Mark)2.7.2(b).

     Lender  Obligations.    All  indebtedness,   obligations  and
liabilities of the Company to the Lenders, individually or collectively, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, in each case arising or incurred under the Loan Documents or in respect of Loans made or Reimbursement Obligations incurred or under other instruments at any time evidencing any thereof.

     Lenders.  See the preamble.

- -15-



     Lenders' Special Counsel.   Bingham, Dana &  Gould of Boston,
Massachusetts, or such other counsel as may be approved by the Agent.

     Letter of Credit.  See (Section Mark)2.10.1(a).

     Letter of Credit Application.  See (Section Mark)2.10.1(a).

     Letter of Credit Participation.  See (Section Mark)2.10.1(d).

     Leverage Ratio.  See (Section Mark)8.12.

     Loan Documents.   Collectively,  this Agreement, the   Notes,
the Letters of Credit, the Letter of Credit Applications and the Security Documents, together with all agreements contemplated thereby and all schedules, exhibits and annexes thereto.

     Loan Request.  See (Section Mark)2.7.1.

     Loans. Collectively, the A Loans and the B Loans made by the Lenders to the Company pursuant to this Agreement.

     Majority A Lenders.  As of any date, Lenders holding at least
66.6% of the outstanding principal amount of the A Notes on such date; and if no such principal is outstanding, Lenders whose Commitment Percentages add up to at least 66.6%.

     Majority A and B Lenders. As of any date, Lenders holding at least 66.6% of the then aggregate outstanding principal amount of the A Notes and the B Notes on such date; and if no such principal is outstanding, Lenders whose Commitment Percentages add up to at least 66.6%.

     Maximum B Loan Amount.  $25,000,000.

     Maximum Drawing  Amount.   The maximum aggregate  amount from
time to time that the beneficiaries may draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

     Measuring Period.  See Debt Service Coverage Ratio.

     Multiemployer  Plan.    Any  multiemployer  plan  within  the
meaning of (Section Mark)3(37) of ERISA maintained or contributed to by the Company or any ERISA Affiliate.

     Net Security Value of Inventory. The net value of inventory of the Company (but excluding (i) inventory of the Company which is not located within the United States of America, (ii) inventory as to which appropriate Uniform Commercial Code

- -16-


financing  statements showing  the
Company as debtor and the Agent as  secured party have not been filed  in
the  proper   filing office or  offices in  order to  perfect the Agent's security interest therein (unless such security interests have been released by the Agent pursuant to (Section Mark)5(e) hereof), and
(iii) inventory of the Company which is held by the Company on property (other than retail stores) leased by the Company unless the Agent has received (A) a waiver from the lessor of such leased property and, if any, any sublessor thereof, in form and substance satisfactory to the Agent or (B) evidence satisfactory to the Agent that no such waiver is required to assure the priority of the Agent's lien on such inventory over any interest of such lessor or sublessor in such inventory) at standard cost as determined utilizing the "First-in First-out" method of accounting as reflected on the Company's books and records in accordance with established practices consistently applied, less 50% of "work-in-process" as reflected in the Company's books and records, and less 100% of each of (i) the amount included therein classified as "expense supplies",
(ii) "markdown reserve inventory" and (iii) "manufacturing supplies", in each case as reflected on the Company's books and records, but in no event an amount greater than $225,000,000.

     Notes.  Collectively, the A Notes and the B Notes.

     Notice of B Borrowing.  See (Section Mark)2.7.2(a).

     Outstanding. With respect to the Loans, the unpaid principal thereof as of any date of determination.

     PBGC.   The Pension  Benefit Guaranty Corporation  created by
(Section Mark)4002 of ERISA and any successor entity or entities having similar responsibilities.

     Prior Credit Agreement.  See the preamble.

     Person.   Any  individual, corporation,  partnership,  trust,
unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     Rate Adjustment Period.  See Applicable Margin.

     RCRA.  See (Section Mark)6.20(a).

     Reference Lender.  The First National Bank of Boston.

     Register.  See (Section Mark)15(c).

     Reimbursement  Obligation.    The  Company's   obligation  to
reimburse the Agent and the Lenders on account of any drawing under any Letter of Credit as provided in (Section Mark)2.10.2. hereof.

     Rental Obligations.   All obligations of  any of the  Company
and its Subsidiaries under rental agreements or leases of real or personal property, other than obligations which can be terminated by the giving of notice without liability to any of the Company and its Subsidiaries in excess of the liability for rent due as of the date not more than thirty (30) days after such notice is given and under which no penalty or premium is paid as a result of any such termination, and other than obligations in respect of capitalized leases.

     Reserve Charge. Subject to revision pursuant to (Section Mark)3.5 hereof, for any Interest Period, an annual rate determined prior to the first day of such Interest Period in accordance with the following formula:

                   (  a    - a) x 100
                   ((1-b)    )

where "a" is the applicable Eurodollar Rate (exclusive of the Reserve Charge) expressed as a decimal, and "b" is the maximum reserve rate for Eurocurrency liabilities, expressed as a decimal, determined by the Agent to be the rate or weighted average rate which would be applicable to such Interest Period under Regulation D (or any successor or similar rule or regulation) of the Board of Governors of the Federal Reserve System (or any successor thereto).

     Revolving Credit Commitment.   The obligations of the Lenders
to make A Loans to the Company under this Agreement up to an aggregate of the Revolving Credit Commitment Amount.

     Revolving Credit Commitment Amount. $150,000,000, less the aggregate amount, if any, by which the same has been reduced pursuant to (Section Mark)2.4 hereof.

     SARA.  See (Section Mark)6.20(a).


     St. Mary's. St. Mary's, Inc., a Delaware corporation and a wholly-owned Subsidiary of the Company.

     Security Agreement.  See (Section Mark)5.

     Security Documents.   The Security  Agreement, the Crestfield
Cotton Guaranty, the FCC Canada Guaranty, the Subsidiary Guaranty, the Crestfield Cotton Security Agreement, the Subsidiary Security Agreement, the Trademark Assignment and the Agency Agreements, and any and all instruments and documents required to be delivered pursuant thereto, in each case as originally executed, or if amended, restated, modified or supplemented, as so amended, restated, modified or supplemented.

     Subordinated Debt.   The unsecured Indebtedness  described in
(Section Mark)(Section Mark)8.1(m) and (n) hereof, and additional unsecured Indebtedness of the Company which is expressly subordinated and made junior to the payment and performance in full of the Lender Obligations, and evidenced as such by a written instrument containing subordination provisions in form and substance approved by the Majority A Lenders in writing.

     Subsidiary.  See (Section Mark)6.1(c).

     Subsidiary  Guaranty.   The Guaranty,  dated as  of the  date
hereof, from each of Encee, Fieldcrest International and St. Mary's to the Lenders and the Agent and satisfactory to the Lenders and the Agent in all respects, as the same may be amended and in effect from time to time.

     Subsidiary Security Agreement. The Security Agreement, dated as of March 5, 1993, between FCC Canada and the Agent, for the benefit of the Lenders and the Agent, as the same may be amended and in effect from time to time.

     Trademark Assignment.  The Trademark Collateral Security  and
Pledge Agreement, dated as of March 5, 1993, between FCC Canada and the Agent, for the benefit of the Lenders and the Agent, as the same may be amended and in effect from time to time.

     Type.  See Amount.

     Uniform Customs. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

     Unpaid   Reimbursement   Obligation. Any   Reimbursement
Obligation for which the Company does not reimburse the Agent and the Lenders on the date specified in, and in accordance with, (Section Mark)2.10.2 hereof.

     Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

     (b) All terms of an accounting character not specifically defined herein shall have the meanings assigned thereto by Generally
Accepted  Accounting  Principles.   All  terms  not specifically  defined
herein which are  defined in the

Uniform Commercial Code  as in effect in
the Commonwealth of Massachusetts shall have the same meanings herein as therein. Each reference herein to a particular Person (including, without limitation, the Agent and each Lender) shall include a reference to such Person's successors and permitted assigns. The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular Section or subdivision of this Agreement.

     (Section Mark)2.  THE CREDIT.

     (Section Mark)2.1. Commitment to Lend A Loans. (a) Subject to the terms and conditions set forth in this Agreement, each of the Lenders severally agrees to make A Loans to the Company and the Company may borrow and reborrow from time to time prior to the Commitment Termination Date, upon notice by the Company to the Agent given in accordance with
(Section Mark)2.7.1 hereof,  such amounts  as  requested  by  the Company up  to  a  maximum aggregate  principal  amount  outstanding  (after giving effect to all amounts requested) at any one time equal to such Lender's Commitment Percentage of the Revolving Credit Commitment Amount
minus such Lender's Commitment Percentage  of the  sum of the  Maximum
Drawing Amount of all Letters of Credit and all Unpaid Reimbursement Obligations; provided, however, that in no event shall the maximum aggregate principal amount of all Loans Outstanding  plus the Maximum
Drawing Amount of all Letters of Credit plus all Unpaid Reimbursement Obligations exceed at any time the lesser of the Borrowing Base Amount
and the Revolving  Credit Commitment Amount.   The A  Loans shall  be
made  pro rata  in accordance  with each Lender's Commitment Percentage.
Each request for A Loans hereunder shall constitute a representation by the Company that the applicable conditions set forth in (Section Mark)(Section Mark)9 and 10 hereof have been satisfied on the date of such request.

     (b)  On  and  as  of   the  Effective  Date  (i)   all  Loans
outstanding under (and as defined in) the Prior Credit Agreement shall constitute A Loans outstanding under this Agreement, (ii) each Base Rate Amount outstanding under (and as defined in) the Prior Credit Agreement shall constitute a Base Rate Amount outstanding hereunder and shall bear interest from and after the Effective Date at the rate of interest for A Loans which bear interest based on the Base Rate as set forth in
(Section Mark)2.9(a) hereof and (iii) each Euro Rate Amount outstanding under (and as defined in) the Prior Credit Agreement shall constitute a Euro Rate Amount outstanding hereunder with the same Interest Period as was applicable to such Euro Rate Amount and shall bear interest from and after the Effective Date at the rate of interest for A Loans which bear interest based  on  the  Eurodollar Rate  as set  forth  in
(Section Mark)2.9(a)  hereof.   The obligations  of  the Company  with
respect to all such Loans shall be subject to and governed by the applicable terms and provisions of this Agreement and the other Loan Documents. The Company hereby promises to pay to the Agent on the Effective Date, for the accounts of the Lenders (as defined in the Prior Credit Agreement), all Commitment Fees (as defined in the Prior Credit

Agreement) and interest on the Loans under the Prior Credit Agreement accrued to the Effective Date.

     (Section Mark)2.2.    Making  the   B  Loans.  Subject  to  the terms  and
conditions set forth in this Agreement, the Lenders hereby agree that the Company shall be permitted to request and receive from any Lender or Lenders, in each case in such Lender's sole and absolute discretion, B Borrowings consisting of short term "money market" borrowings at a fixed rate of  interest under this  (Section Mark)2.2 from  time to time  during the  period commencing  on  the Effective  Date  until (but  not including)
the date occurring fourteen (14) days prior to the Commitment Termination Date (provided that no B Loan shall be Outstanding after the Commitment Termination Date) in the manner set forth in (Section Mark)2.7.2 hereof, provided that (a) the maturity of any such B Borrowing shall not be more than thirty (30) days from the date of such B Borrowing, (b) the aggregate principal amount of all B Borrowings from all the Lenders outstanding at any one time  shall not  exceed  (i) the  Maximum  B Loan  Amount  and
(ii) when aggregated  with all  the A  Loans Outstanding  plus the
Maximum Drawing Amount  of  all   Letters  of  Credit   plus  all  Unpaid
Reimbursement Obligations, the lesser of the Revolving Credit Commitment
Amount and the Borrowing Base Amount, (c) the Company has provided the Agent with a Notice of B Borrowing as required under
(Section Mark)2.7.2(a)  hereof  and  the appropriate  Lender or  Lenders have delivered  to  the Agent  a  Lender Confirmation  with respect  to such B  Loans  as required  by  (Section Mark)2.7.2(b)
hereof, and  (d)  the  Revolving  Credit Commitment  Amount  (except  for purposes of calculating the Commitment Fee) shall be reduced by the aggregate principal amount of all such B Loans outstanding at any one
time.   No B Borrowing shall  be permitted if  (a) the Interest  Coverage
Ratio is less than 2.00 to 1.00 (as reflected on the Compliance Certificate most recently delivered to the Lenders pursuant to (Section Mark)7.5(d) hereof) or (b) the Leverage Ratio is greater than
2.80 to 1.00 (as reflected on the Compliance Certificate most recently delivered to the Lenders pursuant to (Section Mark)7.5(d)) hereof or
(c) a Default or Event of Default
has occurred and is continuing on the proposed Drawdown Date of such B Borrowing or, after giving effect to such B Borrowing, would occur or be continuing.

     (Section Mark)2.3. Maturity; Mandatory Repayments. (a) The A Loans shall mature and become due and payable in full on the Commitment Termination
Date. Each B Loan shall mature and become due and payable in full on the maturity date thereof, as set forth in the Notice of B Borrowing and the Lender Confirmation delivered to the Agent with respect to such B Loan pursuant to (Section Mark)2.7.2 hereof. If at any time the aggregate principal amount of  all Loans Outstanding plus the  Maximum Drawing Amount of all Letters of Credit plus all Unpaid Reimbursement Obligations shall exceed the lesser of the then Borrowing Base Amount or the Revolving Credit Commitment Amount, the Company shall immediately pay to the Agent (for the accounts of the Lenders as provided below) the amount of such excess. If, at the time of such  repayment, there are only  A Loans Outstanding,
the Company shall pay such excess to the Agent for the accounts of the Lenders to be applied on a pro rata basis in accordance with their
Commitment Percentages.   If, at the  time of such  repayment, there  are
both A Loans and B Loans Outstanding or only B Loans Outstanding, the Company shall pay such excess to the Agent for the accounts of the Lenders to be applied on a pro rata basis in accordance with such Lender's percentage of the Loans Outstanding, with such excess to be applied first to the A Loans Outstanding and then to the B Loans Outstanding.

     (b) The  Company hereby agrees  to cause all  good funds
which are  deposited into  its accounts with  its collection banks  to be
transferred  to the  Agent  on a    daily basis  pursuant  to  the Agency
Agreements. The Company hereby authorizes the Agent to apply such funds plus all other funds deposited into the Company's deposit account with the Agent pursuant to (Section Mark)7.4 hereof on a daily basis to repay the outstanding amount of the A Loans.

     (Section Mark)2.4. Optional Prepayments of Loans. (a) Subject to (Section Mark)3.6 hereof, the Company shall have the right at any time to prepay the A Loans prior to the Commitment Termination Date, as a whole, or in part, without premium or penalty, upon not less than two (2) Business Days written, telegraphic or telephonic notice to the Agent, provided that (i) each partial prepayment shall be in the aggregate principal amount of $1,000,000 or an integral multiple thereof; (ii) each partial prepayment shall be allocated among all of the Lenders, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Lender's A Note, with adjustments to the extent practical to equalize any prior prepayments not exactly in proportion; and
(iii) that in the event a Lender failed to make its Commitment Percentage of an A Loan or A Loans hereunder any prepayment or repayments made by the Company thereafter shall be first applied to pay in full such A
Loan or A  Loans to  the
Lenders which made such A Loan or A Loans in proportion as nearly as practicable to the respective unpaid principal account of each such Lender's A Loan or A Loans with the order of payment for any such Loan being made on a last made first paid basis. In no event shall payments made pursuant to (Section Mark)2.3(b) hereof be construed to be optional prepayments under this (Section Mark)2.4.

     (b) The Company shall not have the right at any time to prepay any B Loan prior to the maturity date thereof as set forth in the Notice of B Borrowing and Lender Confirmation delivered to the Agent with respect thereto.

     (Section Mark)2.5. Reduction of Commitment. (a) The Company shall have the right at any time and from time to time upon five (5) Business Days' written notice to the Agent to reduce by $5,000,000 or an integral
multiple  thereof   the  unborrowed  portion  of   the  Revolving  Credit
Commitment Amount, or to terminate the Revolving Credit Commitments in their entirety, whereupon the Commitments of the Lenders shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Company delivered pursuant to this (Section Mark)2.5, the Agent will notify the Lenders of the substance thereof. Upon the effective date of any such reduction or termination, the Company shall pay to the

Agent for  the respective accounts of  the Lenders
the amount by which the sum of the aggregate principal amount of the Loans Outstanding plus the Maximum Drawing Amount of all Letters of Credit plus all Unpaid Reimbursement Obligations exceeds the then reduced Revolving Credit Commitment Amount, to be applied to the accounts of the Lenders in the manner  set forth in  (Section Mark)2.3 for mandatory  repayments, as well as the full amount  of all interest and  any Commitment Fee then  accrued
on the amount  of the reduction.   If the  Company reduces  the Revolving
Credit Commitment Amount hereunder, any Commitment Fee payable thereafter under (Section Mark)4.5(a) shall be payable with respect to the Revolving Credit Commitment Amount as so reduced or terminated.

     (b) No reduction or termination of the Commitments of the Lenders may be reinstated.

     (Section Mark)2.6.  Notes.

     (Section Mark)2.6.1.   The A Notes.   The obligations to  repay the A
Loans and to pay interest thereon shall be evidenced by  separate amended
and   restated  promissory  notes  to  each  Lender  of  the  Company  in substantially the form of Exhibit A-1 attached hereto (the "A Notes"), with appropriate insertions, one A Note being payable to the order of each Lender in a principal amount equal to such Lender's Commitment and representing the obligations of the Company to pay to such Lender the amount of such Lender's Commitment or, if less, the aggregate unpaid principal amount of all A Loans made by such Lender hereunder, plus
interest  accrued thereon, as  set forth below.   The Company irrevocably
authorizes each Lender to make or cause to be made appropriate notations on its A Note, or on a record pertaining thereto, reflecting A Loans and
repayments thereof.   The outstanding amount of the A  Loans set forth on
such Lender's A Note or record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to make such notation or record, or any error in such notation or record shall not limit or otherwise affect the obligations of the Company hereunder or under any A Note to make payments of principal of or interest on any A Note when due.

     (Section Mark)2.6.2.   The B  Notes.  The obligations  to repay the B
Loans and to pay interest thereon shall be evidenced by separate promissory notes to each Lender of the Company in substantially the form of Exhibit A-2 attached hereto (the "B Notes"), with appropriate insertions, one B Note being payable to the order of each Lender in a principal amount equal to the Maximum B Loan Amount and representing the obligations of the Company to pay to such Lender the Maximum B Loan Amount or, if less, the aggregate unpaid principal amount of the B Loans made by such Lender hereunder, plus interest accrued thereon, as set forth below. The Company irrevocably authorizes each Lender to make or cause to be made appropriate notations on its B Note, or on a record
pertaining  thereto, reflecting  B Loans  and  repayments thereof.    The
outstanding amount of the B Loans set forth on such Lender's B Note or record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to make such notation or record, or any error in such notation or record shall not limit or otherwise affect the obligations of the Company hereunder or under any B Note to make payments of principal of or interest on any B Note when due.

     (Section Mark)2.7.  Requests for Loans.

     (Section Mark)2.7.1. Requests for A Loans. The Company shall give to the Agent a written notice delivered by telegraph, facsimile or otherwise (or telephonic notice confirmed in writing) of (a) each A Loan requested hereunder, (b) each election to have all or a portion of the unpaid principal amount of the A Loans bear interest during any
particular Interest  Period   calculated by reference  to the  Eurodollar
Rate, the Adjusted CD Rate, or the Base Rate and (c) each election to continue any Euro Rate Amount or CD Rate Amount, as the case may be, for an additional Interest Period (in each case, a "Loan Request") no later than 12:00 noon (Boston time) on the proposed Drawdown Date in the case of Base Rate Amounts and no later than 9:30 a.m. (Boston time) two (2) Business Days prior to the proposed Drawdown Date, date of conversion or end of expiring Interest Period, as the case may be, in the case of Euro Rate Amounts and CD Rate Amounts. Each such notice shall specify the aggregate principal amount of A Loans requested, the Euro Rate Amounts or CD Rate Amounts, as the case may be, of the A Loans requested or converted from Base Rate Amounts or continued for an additional Interest Period, as the case may be, and the duration of the Interest Period(s) applicable to any such Euro Rate Amounts or CD Rate Amounts. Promptly upon receipt of any such notice, the Agent shall notify each of the
Lenders thereof.   Each such  request for  an A Loan  shall obligate  the
Company to accept the A Loans requested from the Lenders on the proposed Drawdown Date. Subject to the limitations set forth in (Section Mark)3.1 hereof with respect to Euro Rate Amounts and CD Rate Amounts, Loan Requests may be in any amount requested by the Company.

     (Section Mark)2.7.2.   Requests for B  Loans.   (a)  The  Company may
request one or more B Borrowings hereunder from any of the Lenders. At such time as the Company and any Lender or Lenders agree to a B Borrowing, the Company shall notify the Agent by not later than 12:00 noon (Boston time) on the proposed Drawdown Date of such B Borrowing (a "Notice of B Borrowing"), in substantially the form of Exhibit B-1 attached hereto, specifying (i) the aggregate amount of the proposed B Borrowing, (b) the rate of interest applicable to such B Borrowing, (c) the maturity date of such B Borrowing and (d) the Lender or Lenders
making the B Loans.   All B Loans shall be  in a minimum principal amount
of $1,000,000.   The interest payment date  for each B Loan  shall be the
maturity date for  such B Loan.   All computations of  interest on the  B
Loan shall be made on the basis of a year of 360 days for the actual number of days occurring in the period for which such interest is payable.

- -24-



     (b)  Not later than 1:00  p.m. (Boston time) on the
proposed Drawdown Date of any B Borrowing, each Lender making a B Loan on such date shall notify the Agent of such B Loan (the "Lender Confirmation"), in substantially the form of Exhibit B-2 attached hereto, confirming all the information provided to the Agent in the Notice of B Borrowing delivered to the Agent by the Company with respect to such B Borrowing.

     (c)  Each   Notice   of   B   Borrowing   shall  be
irrevocable and binding on the Company and shall obligate the Company to accept the B Loans requested on the proposed Drawdown Date.

     (Section Mark)2.8.  Funds for Loans.

     (Section Mark)2.8.1.   Funds for A Loans.   (a)  Not  later than 3:00
p.m. (Boston time) on the proposed Drawdown Date of any A Loans, each of the Lenders will make available to the Agent, at its head office referred to in (Section Mark)4.2 hereof, in immediately available funds, the amount to be loaned by it on such Drawdown Date. Upon receipt from each Lender of the amount of its A Loan, and upon satisfaction of the conditions precedent under (Section Mark)10 hereof, to the extent applicable, the Agent will make the aggregate amount of such A Loans available to the Company by crediting such amount to the Company's deposit account established under (Section Mark)7.4 at FNBB. The failure or refusal of any Lender to make available to the Agent at the aforesaid time on any Drawdown Date the amount of the Loan to be made by such Lender thereon shall not relieve the other Lenders from their several obligations hereunder to make their respective Commitment Percentages of any requested Loans.

     (b)  The  Agent  may  assume  (unless  notified  to  the
contrary by a Lender prior to 3:00 p.m. (Boston time) on a Drawdown Date) that each Lender has made available to the Agent on such Drawdown Date such Lender's Commitment Percentage of the A Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Company a corresponding amount. If such amount is made available to the Agent on a date after such Drawdown Date, such Lender shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for Federal funds acquired by the Agent during each day included in such period, times (ii) the amount equal to such Lender's Commitment Percentage of such borrowing, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which such Lender's Commitment Percentage of such borrowing shall become immediately available to the Agent, and the denominator of which is 360. A statement of the Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing. If such Lender's Commitment Percentage of such A Loan is not in fact made available to the Agent by such Lender within three (3) Business
Days of such Drawdown Date, the Agent shall be entitled to recover such amount from the Company on demand, with interest thereon at the rate per annum applicable to the A Loans made on such Drawdown Date.

     (Section Mark)2.8.2.   Funds for B Loans.   (a)  Not  later than 3:00
p.m. (Boston time) on the proposed Drawdown Date of any B Loans, the Lender or Lenders making the B Loans will make available to the Agent, at its head office referred to in (Section Mark)4.2 hereof, in immediately available funds, the amount to be loaned by it on such Drawdown Date. Upon receipt from each Lender of the amount of its B Loan, and upon satisfaction of the conditions precedent under (Section Mark)10 hereof, to the extent applicable, the Agent will make the aggregate amount of such B Loans available to the Company by crediting such amount to the Company's deposit account established under (Section Mark)7.4 at FNBB.

     (b)  The  Agent  may  assume  (unless  notified  to  the
contrary by such Lender prior to 3:00 p.m. (Boston time) on the proposed Drawdown Date) that each Lender that has delivered a Lender Confirmation to the Agent pursuant to (Section Mark)2.7.2(b) hereof has made available to the Agent on the Drawdown Date specified in such Lender Confirmation the amount of the B Loans specified in such Lender Confirmation to be made on such Drawdown Date, and  the Agent may (but  it shall not be required  to),
in reliance   upon  such  assumption,  make   available  to  the  Company  a
corresponding amount.  If such amount is made available to the Agent on a date after such Drawdown Date, such Lender shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for Federal funds acquired by the Agent during each day included in such period, times (ii) the amount of such borrowing, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of the B Loan shall become immediately available to the
Agent, and  the denominator of  which is 360.   A statement  of the Agent
submitted to any Lender with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing. If the amount of such B Loan is not in fact made available to the Agent by such Lender within three (3) Business Days of such Drawdown Date, the Agent shall be entitled to recover such amount from the Company on demand, with interest thereon at the rate per annum applicable to the B Loans made on such Drawdown Date.

     (Section Mark)2.9.   Interest on Loans.  Except as  otherwise provided in
(Section Mark)4.1 hereof,


        (a) The Company shall pay interest on the unpaid principal amount of each A Loan made by the Lenders to the Company from the Drawdown Date thereof until such principal amount is paid in full, at an annual rate equal to (i) with respect to any Base Rate Amount, the Base Rate in effect from time to time, (ii) with respect to any CD Rate
  Amount, the Adjusted CD Rate in effect for the Interest Period applicable thereto plus the Applicable Margin in effect for C/D Rate Amounts, and
  (iii) with respect to any Euro Rate Amount, the Eurodollar Rate in effect for the Interest Period applicable thereto plus the Applicable Margin in effect for Euro Rate Amounts.




        (b) If at any time either the Interest Coverage Ratio or the Leverage Ratio was actually a ratio other than that ratio on the basis of which the Agent determined the rate of interest in effect hereunder on the applicable Adjustment Date, then such interest rate determination shall be adjusted retroactively to such Adjustment Date on the basis of such corrected determination of the actual Interest Coverage Ratio or Leverage Ratio, as the case may be, and within ten (10) Business Days after notice thereof in reasonable detail requesting a retroactive adjustment of interest previously paid given by the Company, the Agent or any Lender, (i) the Company shall pay to the Lenders, or (ii) the Lenders severally, on a ratable basis, shall credit the Company with, as the case may be, the amount of the appropriate retroactive adjustment in respect of such adjusted interest rate for any portion of any Interest Period as to which interest has been paid.



       (c) The Company promises to pay interest on each A Loan as follows: (i) on each Base Rate Amount quarterly in arrears on the last Business Day of each March, June, September and December, with a final payment at the maturity of such A Loan, and (ii) on each CD Rate Amount and Euro Rate Amount in accordance with (Section Mark)3.1 hereof.



       (d) The Company promises to pay interest on each B Loan on the maturity date thereof as agreed to by the Company and the Lender which made such B Loan to the Company as set forth in the Notice of B Borrowing and the Lender Confirmation delivered to the Agent with respect to such B Loan pursuant to (Section Mark)2.7.2 hereof.


     (Section Mark)2.10.  LETTERS OF CREDIT.

     (Section Mark)2.10.1.  Letter of Credit Commitments.

         (a)  Commitment  to Issue Letters of Credit.  Subject to
the terms and conditions hereof and the execution and delivery by the Company of a letter of credit application on the Agent's customary form
(a "Letter  of Credit Application"),  the Agent on behalf  of the Lenders
and  in  reliance  upon  the  agreement  of the    Lenders  set  forth in
(Section Mark)2.10.1(d) and upon the representations and warranties of the Company contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Company one or more standby letters of credit (individually, a "Letter of Credit"), in such form as may be requested  from
time to time  by the Company and  agreed to by the  Agent;
provided, however, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount of all Letters of Credit and all Unpaid Reimbursement Obligations shall not exceed $15,000,000 at any one time and (b) the sum of (i) the Maximum Drawing Amount of all Letters of Credit, plus (ii) all Unpaid Reimbursement Obligations, plus (iii) the amount of all Loans outstanding shall not exceed the lesser of (A) the Revolving Credit Loan Commitment Amount and (B) the Borrowing Base
Amount.    Notwithstanding  the  foregoing,   the  Agent  shall  have  no
obligation to issue any Letter of Credit to support or secure any Indebtedness of the Company or any of its Subsidiaries to the extent that such Indebtedness  was incurred prior  to the proposed  issuance date  of such Letter of Credit, unless  in any such case the  Company demonstrates
to  the  satisfaction   of  the  Agent  that  (x)  such   prior  incurred
Indebtedness  was then fully secured by a prior perfected and unavoidable
security  interest  in  collateral   provided  by  the  Company  or  such
Subsidiary to the proposed beneficiary of such Letter of Credit or (y) such prior incurred Indebtedness was then secured or supported by a letter of credit issued for the account of the Company or such Subsidiary and the reimbursement obligation with respect to such letter of credit was fully secured by a prior perfected and unavoidable security interest in collateral provided to the issuer of such letter of credit by the Company or such Subsidiary.

     (b)  Letter  of Credit  Applications.    Each Letter  of
Credit Application shall be completed to the satisfaction of the Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Agreement, then the provisions of this Agreement shall, to the extent of any such inconsistency, govern.

     (c) Terms of Letters of Credit. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (b) have an expiry date no later than the earlier to occur of (i) the first anniversary of its date of issuance (provided that such Letter of Credit may be automatically extended if so permitted under the terms thereof) and (ii) the date which is fourteen (14) days (or, if the beneficiary is located outside of the United States of America, forty-five (45) days) prior to the Commitment Termination Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

     (d)  Reimbursement Obligations of Lenders.   Each Lender
severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Lender's Commitment Percentage, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Company pursuant to

(Section Mark)2.10.2
hereof (such agreement for a Lender being called herein the "Letter of Credit Participation" of such Lender).

     (e)  Participations  of Lenders.  Each such payment made
by a Lender shall be treated as the purchase by such Lender of a participating interest in the Company's Reimbursement Obligation under
(Section Mark)2.10.2 hereof  in an amount equal  to such payment.   Each
Lender shall share in accordance with its participating interest in any interest which accrues pursuant to (Section Mark)2.10.2 hereof.


     (Section Mark)2.10.2. Reimbursement Obligation of the Company. In order to induce the Agent to issue, extend and renew each Letter of Credit and the Lenders to participate therein, the Company hereby agrees to reimburse or pay to the Agent, for the account of the Agent or (as the case may be) the Lenders, with respect to each Letter of Credit issued, extended or renewed by the Agent hereunder,

     (a)  except   as   otherwise   expressly   provided   in
(Section Mark)2.10.2(b) and (c) hereof, on each date that any draft presented under such Letter of Credit is honored by the Agent, or the Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Agent or any Lender in connection with any payment made by the Agent or any Lender under, or with respect to, such Letter of Credit,

     (b) upon the reduction (but not the termination) of the Revolving Credit Loan Commitment Amount to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the Lenders and the Agent as cash collateral for all Reimbursement Obligations, and

     (c)  upon the termination  of the Revolving Credit  Loan
Commitment Amount, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with (Section Mark)11 hereof, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Agent for the benefit of the Lenders and the Agent as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Agent at it's head office referred to in (Section Mark)4.2 hereof in immediately available funds. Interest on any and all amounts remaining unpaid by the Company under this (Section Mark)2.10.2 at any time from the date such amounts become due and payable (whether as stated in this (Section Mark)2.10.2 by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent or (as the case may be) the Lenders, on demand at the rate specified in (Section Mark)4.1 hereof for overdue principal on the Loans.

     (Section Mark)2.10.3. Letter of Credit Payments. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Agent shall notify the Company of the date and amount of the draft presented or  demand for payment and  of the date and time  when it
expects to pay  such draft  or honor  such demand  for payment.   If  the
Company fails to reimburse the Agent as provided in (Section Mark)2.10.2 hereof on or before the date that such draft is paid or other payment is made by the Agent, the  Agent may at any  time thereafter notify  the Lenders
of  the amount  of any such Unpaid Reimbursement Obligation.   No later than
3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Lender shall make available to the Agent, at its head office referred to in (Section Mark)4.2 hereof, in immediately available funds, such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (b) the amount equal to such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation, times (c) a fraction, the numerator of which is the number of days that elapse from and including the date the Agent paid the draft presented for honor or otherwise made payment to the date on which such Lender's Commitment Percentage of such Unpaid Reimbursement obligation shall become immediately available to the Agent, and the denominator of which
is 360.   The responsibility of the Agent to  the Company and the Lenders shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

     (Section Mark)2.10.4.  Obligations  Absolute.   The  Company's obligations
under this  (Section Mark)2.10 shall be  absolute and unconditional under any and all circumstances  and irrespective of the occurrence of any Default
or Event of  Default  or  any   condition  precedent  whatsoever  or  any
setoff, counterclaim or defense to payment which the Company may have or have had against the Agent, any Lender or any beneficiary of a Letter of Credit. The Company further agrees with the Agent and the Lenders that the Agent and the Lenders shall not be responsible for, and the Company's Reimbursement Obligations under (Section Mark)2.10.2 hereof shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Company, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Company against the beneficiary of any Letter of Credit or any such transferee. The Agent and the Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Company agrees that any action taken or omitted by the Agent or any Lender under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Company and shall not result in any liability on the part of the Agent or any Lender to the Company.

     (Section Mark)2.10.5. Reliance by Issuer. To the extent not inconsistent with (Section Mark)2.10.4 hereof, the Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Majority A Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority A Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the A Notes or of a Letter of Credit Participation.

     (Section Mark)2.10.6. Letter of Credit Fees. The Company shall, on the date of issuance or any extension or renewal of any Letter of Credit, pay a fee to the Agent at a rate per annum equal to the Applicable Margin in effect on such date on the face amount of such Letter of Credit, such fee to be for the accounts of the Lenders in accordance with their respective Commitment Percentages. In addition, the Company shall pay to the Agent for its own account, at such time or times as such charges are customarily made by the Agent, its standard processing, negotiating, amendment and administrative fees, and all fees in respect of capital costs incurred by the Agent in connection with such Letters of Credit (each of the foregoing fees shall be referred to herein, collectively, as the "Letter of Credit Fees").

     (Section Mark)3.  EURODOLLAR RATE AND ADJUSTED CD RATE INTEREST.

     (Section Mark)3.1. Elections. At the option of the Company, so long as no Default or Event of Default has occurred and is then continuing, the Company may elect from time to time to have all or a portion of the unpaid principal amount of the A Loans to the Company outstanding from time to time bear interest during any particular Interest Period calculated by reference to the Eurodollar Rate or the Adjusted CD Rate or elect to continue any Euro Rate Amount or CD Rate Amount, as the case may be, for an additional Interest Period, provided that any such portion of Euro Rate Amount or CD Rate Amount shall be in an amount not less than $3,000,000 or some greater integral multiple of $1,000,000 with respect to any single Interest Period. Any election by the Company to have interest calculated by reference to either the Adjusted CD Rate or the Eurodollar Rate or to continue any CD Rate

Amount or Euro Rate Amount, as
the case may be, for an additional Interest Period shall be made by notice (which shall be irrevocable) to the Agent as provided in
(Section Mark)2.7.1 hereof,  specifying (a) as to Euro Rate Amounts, the
Euro Rate Amount and
the duration of the proposed Interest Period (which must be one, two, three or six months) and (b) as to CD Rate Amounts, the CD Rate Amount and the duration of the  proposed Interest Period (which must be  30, 60,
90 or 180  days).   Any election  of   either an  Adjusted CD  Rate or  a
Eurodollar Rate basis shall lapse at the end of the expiring Interest Period unless extended by a further election notice as hereinbefore
provided.   Each CD Rate Amount and  Euro Rate Amount shall bear interest during each Interest Period relating thereto at the rate set forth in (Section Mark)2.9(a) hereof. Interest on each CD Rate Amount and Euro Rate Amount shall be payable (i) on the last day of each Interest Period relating thereto, and (ii) with respect to any Euro Rate Amount in respect of which the Interest Period is more than 3 months, the date that is 3 months from the first day of such Interest Period and on the last day of such Interest Period, and (iii) with respect to any CD Rate Amount in respect of which the Interest Period is 180 days, the date that is 90 days from the first date of such Interest Period and on the last day of such Interest Period. Upon the expiration of any Interest Period with respect to a CD Rate Amount or a Euro Rate Amount, unless extended on a Adjusted CD Rate or Eurodollar Rate basis by a further election notice as hereinabove provided, such Amount will be automatically converted to a Base Rate Amount under (Section Mark)2.9 hereof. Any conversion to a Base Rate Amount, a Euro Rate Amount or a CD Rate Amount or election to continue a CD Rate Amount or a Euro Rate Amount for an additional Interest Period shall not be deemed a new A Loan for purposes of (Section Mark)10 hereof.

     (Section Mark)3.2. Reserve Charge. The Company will pay to the Agent for the accounts of the Lenders the Reserve Charge with respect to Euro Rate Amounts of A Loans outstanding from time to time on the dates interest is payable on such Euro Rate Amounts pursuant to (Section Mark)3.1 hereof.

     (Section Mark)3.3. Notices as to Rates. The Agent shall forthwith upon determining any Eurodollar Rate or Adjusted CD Rate provide notice
thereof to the Company  and each Lender.   Each such notice shall, absent
manifest error, be binding upon the Company and each Lender.

     (Section Mark)3.4.  Substitution  of Adjusted CD  Rate or Base  Rate.   If
with respect to any Interest Period, the Agent is unable to determine the Eurodollar Rate relating thereto, or adverse or unusual conditions in or changes in applicable law relating to the applicable Eurodollar interbank market make it illegal or, in the reasonable judgment of the Agent, impracticable, to fund therein any of the A Loans or make the projected Eurodollar Rate unreflective of the actual costs of funds therefor to the Lenders, or if it shall become unlawful for any Lender to charge interest on the A Loans on a Eurodollar Rate basis, then in any of the foregoing events the Agent shall so notify the Company and the Lenders and, unless an Adjusted CD Rate is elected by the Company pursuant to (Section Mark)3.1 hereof, interest will be calculated and payable in respect of such projected Interest Period (and thereafter for so long as the conditions referred to in this sentence shall continue) by reference to the Base Rate in accordance with (Section Mark)2.9 hereof.

     (Section Mark)3.5. Additional Costs. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other  regulatory body or official charged with
the  administration   or   the  interpretation   thereof  and   requests,
directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:


       (a) subject any Lender or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement or the other Loan Documents, any Letters of Credit, such Lender's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Lender or the Agent), or




       (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender or the Agent under this Agreement or any of the other Loan Documents, or



       (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Lender, or



       (d) impose on any Lender or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Lender's Commitment, or any class of loans or commitments of which any of the Loans or such Lender's Commitment forms a part, and the result of any of the foregoing is


          (i) to increase the cost to any Lender of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Lender's Commitment to make A Loans or issue, extend or renew any Letters of Credit, or



          (ii) to reduce the amount of principal, interest or other amount payable to such Lender or the Agent hereunder on account of such Lender's Commitment, any Letters of Credit or any of the Loans, or

          (iii) to require such Lender or the Agent to make any payment or to forego any interest or Reimbursement Obligations or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligations or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Agent from the Company hereunder, then, and in each such case, the Company will, upon demand made by such Lender or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Agent such additional amounts as will be sufficient to compensate such Lender or the Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligations or other sum.

     (Section Mark)3.6. Indemnity. The Company agrees to indemnify each Lender and to hold each Lender harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Lender may sustain or incur as a consequence of (a) default by the Company in payment of the principal amount of or any interest on any Euro Rate Amount or CD Rate Amount as and when due and payable, including any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Euro Rate Amount or CD Rate Amount, (b) default by the Company in making a borrowing or conversion after the Company has given (or is deemed to have given) a Loan Request or a conversion request relating thereto or (c) the making of any payment of a Euro Rate Amount or CD Rate Amount or the making of any conversion of any such Euro Rate Amount or CD Rate Amount to an Amount of another Type on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any such Euro Rate Amounts or CD Rate Amounts. A certificate as to the amount and calculation of such loss, expense or liability submitted to the Company by the Agent shall be conclusive and binding for all purposes, except for manifest error. The Lenders shall in good faith use reasonable efforts to minimize the amount of any such costs.

  BOS-BUS:27095.6BOS-BUS:27095.6







   -36-


(Section Mark)3.7.  Concerning Interest Periods.   No Interest Period may  be
selected by the Company if  the aggregate amount of all Euro Rate Amounts and CD Rate Amounts subject to an Interest Period which ends after any date for a scheduled reduction or an anticipated reduction in the Revolving Credit Commitment Amount would be in excess of the reduced Revolving Credit Commitment Amount on such date, and no Interest Period may be  selected in respect  to all or any  portion of the  A Loans which
would expire  after the Commitment   Termination  Date.  If  any Interest
Period would otherwise end on a day which is not a Business Day for Adjusted CD Rate or Eurodollar Rate purposes, that Interest Period shall end on the Business Day next preceding or next succeeding such day determined by the Agent in
accordance  with its  usual practices.   The
Agent will provide the Company and the Lenders with written or telephonic notice of any such determination by the Agent.

     (Section Mark)4.  CERTAIN COMMON PROVISIONS.

     (Section Mark)4.1.   Interest After Default.   (a) Overdue  principal and
(to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest at a rate per annum equal to three percent
(3%) plus the rate which would be applicable under (Section Mark)2.9 hereof, compounded daily and payable on demand, to accrue from the due date thereof until the obligations of the Company with respect to the payment thereof shall be discharged, whether before or after judgment.

       (b) During the continuance of an Event of Default under (Section Mark)(Section Mark)ll.l (a) or (b) hereof, the principal of the Loans not overdue shall, until such Event of Default has been cured, remedied or waived, bear interest at the rate of interest applicable to overdue amounts pursuant to (Section Mark)4.1(a) hereof.

     (Section Mark)4.2.   Payments.  All payments of principal of  and
interest on the A Loans, Commitment Fee, any Letter of Credit Fee, Agent's Fee and any other amounts due hereunder and under any of the other Loan Documents shall be made by the Company to the Agent for the pro rata account of the Lenders in Dollars in immediately available funds at the Agent's head office at 100 Federal Street, Boston, Massachusetts 02110 or such other place as the Company shall be notified in writing by the Agent prior to making such payment. All payments of principal of and interest on the B Loans shall be made by the Company to the Agent for the account of the Lender to which such B Loan is owing, in Dollars in immediately available
funds at  the Agent's   head office specified in  the preceding sentence.
All payments by the Company hereunder and under any of the other Loan Documents shall be made without setoff, deduction or counterclaim no
later  than ll:00 a.m. (Boston time).   The Agent shall promptly remit to
each Lender its share of payments received by the Agent from the Company for the account of such Lender.



     (Section Mark)4.3. Computations. All computations of interest on the Loans and of Commitment Fees, Letter of Credit Fees and Agent's Fee shall be based on a 360-day year and paid for the actual number of days elapsed. Subject to (Section Mark)3.7 hereof with respect to Euro Rate Amounts and CD Rate Amounts, whenever a payment hereunder or under the Notes becomes due on a day which is not a Business Day, the due date for such payment shall be rescheduled to the next succeeding Business Day, and interest and Commitment Fees shall accrue during any such extension.

      (Section Mark)4.4. Interest Limitation. Notwithstanding any other term of this Agreement or any Note or any other document referred to herein or therein, the maximum amount of interest which may be charged to or collected from any person liable hereunder or under any Note by any Lender shall be absolutely limited to, and shall in no event exceed, the
maximum amount of  interest which could lawfully be charged  or collected under applicable law (including, to the extent applicable, the provisions of Section 5197 of the  Revised Statutes of the United States of America,
as amended,  12 U.S.C.  Section 85,  as amended), so that  the maximum of
all  amounts  constituting   interest  under  applicable  law,  howsoever
computed, shall never exceed as to any Person liable therefor such lawful maximum, and any term of this Agreement or any Note or any other document referred to herein or therein which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this paragraph.

      (Section Mark)4.5. Commitment Fee. The Company agrees to pay to the Agent for the accounts of the Lenders in accordance with their Commitment Percentages a commitment fee (the "Commitment Fee") at the rate of .375% per annum on the amount during each fiscal quarter or portion thereof from the Effective Date through the Commitment Termination Date, by which each Lender's Commitment (without regard to any reduction in the maximum aggregate principal amount of all Loans under (Section Mark)2.1 in respect of the Borrowing Base Amount in that quarter) exceeds its Commitment Percentage of the sum of the aggregate outstanding principal amount of the A Loans plus the Maximum Drawing Amount of all Letters of Credit plus all Unpaid Reimbursement Obligations hereunder during such fiscal quarter or portion thereof. The Commitment Fee payable hereinabove shall be payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing on the first such date following the Effective Date, with a final payment on the Commitment Termination Date, except as otherwise provided herein.

     (Section Mark)4.6. Increased Capital Requirements. If any change in law or
any  governmental  rule,  regulation,   policy,  guideline  or  directive
(whether or not having the force of law) or the interpretation thereof by a court  or governmental authority with  appropriate jurisdiction affects the amount of capital required or expected to be maintained by any Lender or any corporation controlling any Lender and such Lender determines that the amount of capital required is increased by or based upon the existence of the credit facility established hereunder or any Loans made pursuant hereto then such Lender may notify the Company of such fact. To the extent that the costs of such increased capital requirements are not reflected in the Base Rate, Adjusted CD Rate or Eurodollar Rate, the Company and such Lender shall thereafter attempt to negotiate in good faith an adjustment to the compensation payable hereunder which will adequately compensate such Lender in light of these circumstances. If the Company and such Lender are unable to agree to such adjustment within thirty (30) days of the day on which the Company receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such change), the fees payable hereunder shall
increase  by  an   amount  which  will,   in  such  Lender's   reasonable
determination,
provide adequate compensation.  The Lenders shall allocate
such    cost increases  among  its  customers in  good  faith  and on  an equitable basis.

     (Section Mark)4.7. HLT Classification. In the event that after the date hereof the Loans, Commitments, Letters of Credit or Letter of Credit Participations are classified on the Agent's or on any Lender's books as a "highly leveraged transaction" (an "HLT Classification") by the Agent, such Lender or any governmental authority, central bank or comparable agency having jurisdiction over the Agent or such Lender, pursuant to any existing regulations regarding "highly leveraged transactions" or any modification, amendment or interpretation thereof, or the adoption of new regulations regarding "highly leveraged transactions" after the date hereof by any governmental authority, the Agent or such Lender, as the case may be, shall promptly give notice of such HLT Classification to the Company and the Lenders or the Company, the other Lenders and the Agent, as the case may be, whereupon the Agent, the Lenders and the Company shall commence negotiations in good faith to agree on a revised
Commitment Fee, interest rates and/or margins hereunder reflecting such HLT Classification. In the event that the parties hereto fail to agree on such revised commitment fee, interest rates and/or margins within sixty (60) days of the notice given by the Agent or any Lender referred to above, then the Agent shall (i) if requested by the Lenders constituting the Majority A Lenders, by sixty (60) days' notice to the Company, terminate the unused portions of the Commitments and they shall thereupon terminate, and (ii) if requested by the Lenders constituting the Majority A Lenders, by sixty (60) days' notice to the Company, declare all amounts outstanding under the Notes (together with accrued interest thereon and any other amounts payable hereunder) to be, and all such amounts shall thereupon become, absolutely and immediately due and payable without presentment, demand, protest or other notice of any kind,
all  of  which are  hereby waived  by  the Company.   The  Company hereby
absolutely and unconditionally agrees to pay to the Agent for the accounts of the Lenders on the date of any such acceleration all amounts payable hereunder and under the Notes.


     (Section Mark)4.8. Closing Fee. In consideration of the Lenders' agreement to amend and restate the Prior Credit Agreement, the Company hereby agrees to pay to the Agent, for the accounts of the institutions which are Lenders on the date of this Agreement, in accordance with their Commitment Percentages, a closing fee (the "Closing Fee") in the amount of $281,250.

      (Section Mark)4.9. Agent's Fee. The Company shall pay to the Agent annually in advance, for the Agent's own account, on the Effective Date and on each anniversary of the Effective Date, an Agent's fee (the "Agent's Fee") in an amount equal to $75,000 for the first year, and $50,000 for each year thereafter.

(Section Mark)5.  SECURITY.

     (a) The Lender Obligations are and  shall continue to be secured by a blanket first perfected lien on all personal property of the Company consisting of inventory, accounts receivables, general intangibles (including patents, copyrights and trademarks) of the Company and by a pledge by the Company to the Agent, for the benefit of itself and the Lenders, of all of the capital stock of each of its Subsidiaries (other than Amoskeag), in each case, whether now owned or hereafter acquired by the Company, and all proceeds and products of the foregoing, pursuant to the terms of an amended and restated security agreement in the form of Exhibit C attached hereto (the "Security Agreement").

     (b) The Lender Obligations shall also continue to be guaranteed by FCC Canada pursuant to the terms of the FCC Canada Guaranty. The obligations of FCC Canada under the FCC Canada Guaranty shall continue to be secured by a blanket first perfected lien on all personal property of FCC Canada, whether now owned or hereafter acquired by FCC Canada, pursuant to the terms of the Subsidiary Security Agreement and the Trademark Assignment.

     (c) The  Lender   Obligations  shall  also  be   guaranteed  by
Crestfield Cotton pursuant to the Crestfield Cotton Guaranty. The obligations of Crestfield Cotton under the Crestfield Cotton Guaranty shall be secured by a blanket first lien on all personal property of Crestfield Cotton, whether now owned or hereafter acquired by Crestfield Cotton, pursuant to the terms of the Crestfield Cotton Security Agreement.

     (d) The Lender Obligations shall also be guaranteed by each of Encee, Fieldcrest International and St. Mary's pursuant to the Subsidiary Guaranty.

     (e) The Agent and the Lenders hereby agree that the Agent shall, upon the written request of the Company and at the sole cost and expense of the Company, release its security interest in the Collateral if, and only if, each of the following conditions is satisfied: (i) the Interest Coverage Ratio as at the end of the two most recently ended fiscal quarters of the Company (in each case for the period of the four fiscal quarters ending on such date) shall be greater than 2.50 to 1.00,
(ii) the Leverage Ratio as at the end of the two most recently ended fiscal quarters of the Company shall be less than 2.25 to 1.00, (iii) no Default or Event of Default shall have occurred or be continuing on the date of such request, and (iv) the Company shall have delivered to the Agent and the Lenders on the date of such request a certificate signed by an authorized officer of the Company and evidence satisfactory to the Agent and the Lenders showing compliance with the provisions of clauses
(i) through (iii) hereof.



     (Section Mark)6. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Lenders as follows:

     (Section Mark)6.1. Corporate Existence. (a) Each of the Company and its Subsidiaries (i) is a corporation duly organized, validly existing and in
good  standing   under  the  laws   of  the  state   of  its   respective
incorporation, and (ii)   has adequate corporate power and  authority and
full legal right to own or to hold under lease its properties and to carry on the business in which it is presently engaged. Each of the Company and its Subsidiaries is qualified as a foreign corporation and is licensed, admitted or approved to do business as a foreign corporation in each jurisdiction wherein the character of the properties owned or held under lease by it, or the nature of the business conducted by it, makes such qualification necessary, except where such failure to qualify would not have a material adverse effect on the Company and would not have any effect on the enforceability against the Company of the Loan Documents or any material contract to which the Company is a party.

     (b) The Company and each of its Subsidiaries has adequate corporate power and authority and has full legal right to enter into the Loan Documents to which such Person is a party, to perform, observe and comply with all of its agreements and obligations under each of such documents, and, with respect to the Company, to make all of the borrowings contemplated by this Agreement.

     (c) Set forth on Schedule 6.1 hereto is a list of all corporations, associations, trusts or other business entities of which the Company owns of record or beneficially directly or indirectly all or a majority of the outstanding capital stock of all classes or other equity interests therein ("Subsidiaries").

     (Section Mark)6.2. Corporate Authority. The execution and delivery by the Company and each of its Subsidiaries of each of the Loan Documents to which  such Person is a party, the performance by the Company and each of its Subsidiaries of all of  its agreements and obligations under  each of such documents, and the making by the Company of all of the borrowings contemplated by this Agreement, have been duly authorized by all necessary corporate action on the part of the such Person and its stockholders and do not and will not (i) contravene any provision of such Person's charter or by-laws (each as from time to time in effect), (ii) conflict with, or result in a breach of any material term, condition or provision of, or constitute a default under or (other than pursuant to the Loan Documents) result in the creation of any mortgage, lien, pledge, charge, security interest or other encumbrance upon any of such Person's property under, any agreement, trust deed, indenture, mortgage or other instrument to which such Person is or may become a party or by which such Person or any of the property of such Person is or may become bound or
affected,  (iii)  violate  or  contravene  any  provision  of  any   law,
regulation, order, ruling or interpretation thereunder, which violation is material in respect of the business or financial condition of the Company or any of its Subsidiaries, or any decree, order or judgment of any court or government or regulatory authority, bureau, agency or official (all as from time to time in effect and applicable to the Company and its Subsidiaries), (iv) require any waivers, consents or approvals by any of the creditors of such Person, other than as set forth on Schedule 6.2 hereto (all of which waivers, consents and approvals are in full force and effect), (v) require any consents or approvals by any stockholders of such Person, or (vi) require any approval, consent, order, authorization or license by, or giving notice to, or taking any other action with respect to, any governmental or regulatory authority or agency, including the Federal Trade Commission, under any provision of any applicable law.

     (Section Mark)6.3. Binding Effect of Documents. The Company and each of its Subsidiaries has duly executed and delivered each of the Loan Documents to which such Person is a party and each of such documents is in full force and effect.  The agreements and  obligations of the Company and each of its Subsidiaries contained in each of the Loan Documents to which such Person is a party constitute legal, valid and binding obligations of such Person enforceable against it in accordance with
their  respective   terms,  except   as  enforceability  is   limited  by
bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that the availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     (Section Mark)6.4. No Events of Default. No Event of Default has  occurred
and  is continuing.   No  event has  occurred and  is continuing,  and no
condition exists which would, with notice or the lapse of time, or both, constitute an Event of Default.

     (Section Mark)6.5. Financial Statements; Projections. (a) The Company has furnished to the Agent and each Lender a consolidated balance sheet of the Company and its Subsidiaries as of the Balance Sheet Date, and a consolidated statement of income and changes in financial position for the  fiscal  year  then ended,  certified  by  the Company's  Independent
Accountant. Each such balance sheet and statement of income has been prepared in accordance with Generally Accepted Accounting Principles and
presents  fairly  the  financial  condition   of  the  Company  and   its
Subsidiaries  as of  the close of  business on  the date  thereof and the
results  of operations  for the  fiscal year  then ended.   There  are no
contingent liabilities of the Company or any of its Subsidiaries as of such date involving material amounts, not disclosed in such balance sheet and the related notes thereto.


     (b) The projections of the income statements of the Company and its Subsidiaries on a consolidated basis, the consolidated balance sheets and cash flow statements of the Company and its Subsidiaries for the 1994 to 1996 fiscal years, copies of which have been delivered to each Lender, disclose all assumptions made with respect to general economic, financial and market conditions used in formulating such projections. To the knowledge of the Company, no facts exist on the date of this Agreement that (individually or in the aggregate) would result in any material change in any of such projections. The projections are based upon reasonable estimates and assumptions as of the date of this Agreement, have been prepared on the basis of the assumptions stated therein and reflect as of the date of this Agreement the reasonable estimates of the Company and its Subsidiaries of the results of operations and other information projected therein.

     (Section Mark)6.6. Changes; None Adverse. Since the Balance Sheet Date there has not been any materially adverse change in the financial condition or business of the Company and its Subsidiaries as shown on or
reflected  in the  consolidated balance  sheet as  of such  date of   the
Company and its Subsidiaries or the consolidated statement of income and changes in financial position for the Company and its Subsidiaries for the fiscal year then ended.

     (Section Mark)6.7. Lines of Business. Except for the assets of the Company and its Subsidiaries which are held for sale on the Effective Date (as disclosed to the Lenders prior to the Effective Date), the Company and its Subsidiaries are engaged exclusively in the design, manufacture and marketing of blankets, throws, bedspreads, sheets, comforters, towels, bath rugs, shower curtains, bed accessories, bath accessories, kitchen textile products, sales yarn, greige goods, finished goods, promotional
textile  products   and  material  handling  and   storage  products  and
commission finishing of textile goods and in operating retail stores with respect to the foregoing and other businesses directly related thereto.
Each of the Company and its Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights with respect of the foregoing, adequate for the conduct of its business as now conducted without known conflict with any rights of others.

     (Section Mark)6.8. Mortgages and Liens. None of the property, assets, income or revenues of any character of the Company or its Subsidiaries is subject to any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind, other than mortgages, liens, pledges, charges, security interests and other encumbrances of the kind expressly permitted by the provisions contained in (Section Mark)8.2 of this Agreement.

     (Section Mark)6.9. Indebtedness. Neither the Company nor any of its Subsidiaries has any Indebtedness other than Indebtedness of the kind
expressly  permitted  by  the  provisions   contained  in  (Section Mark)8.1
of  this Agreement.

     (Section Mark)6.10. Litigation. There is no pending or, to the knowledge of the Company, threatened, action, suit or proceeding before any court, governmental or regulatory authority, agency, commission, or board of arbitration except as described in Schedule 6.10 hereto, against the Company or any Subsidiary which if adversely determined, could materially adversely affect the financial condition or assets or operations of the Company.

     (Section Mark)6.11. No Default. Neither the Company nor any of its Subsidiaries is in default in any material respect under any contract, agreement or instrument to which it is a party or by which it or any of its properties are bound, the consequence of  which  default  could
materially  adversely  affect   the  financial   condition,  assets,   or
operations of the Company or its Subsidiaries.

     (Section Mark)6.12. Taxes. The Company and its Subsidiaries have each filed all federal, state and other tax returns required to be filed by
each of them.   The Company and its Subsidiaries have paid,  or have made
reasonable provision for payment of, all material taxes (if any) which have or may become due and payable pursuant to any of the said returns or pursuant to any matters raised by audits or for other reasons known to it, except for taxes the amount, applicability, or validity of which are currently being contested by it in good faith by appropriate proceedings and with respect to which it has set aside on its books reserves (segregated to the extent required by Generally Accepted Accounting Principles and practices) reasonably deemed by it to be adequate with respect thereto.

     (Section Mark)6.13. Collateral. (a) All of the Lender Obligations are and at all times (unless released by the Agent and the Lenders pursuant to the provisions of this Agreement) will be entitled to all of the benefits of and be secured by the Security Documents.

     (b) No effective financing statement which names the Company as a debtor has been filed in any jurisdiction in the United States or any other State thereof pursuant to Article 9 of the Uniform Commercial Code of any State, and the Company has not signed any financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement in any such jurisdiction, other than as permitted by (Section Mark)8.2 hereof.

     (c) No mortgages, chattel mortgages, assignments, statement of assignment, security agreements or deeds of trust have been filed by any Person or Persons with respect to any part of the property or assets of the Company, except for mortgages and security agreements permitted by the provisions of (Section Mark)8.2 hereof.

     (Section Mark)6.14. True  Copies of Charter and Other  Documents.   The
Company and each of its Subsidiaries (to the extent requested by the Agent) has furnished or caused to be furnished to the Agent and each Lender true and complete copies of (a) all of its charter and other incorporation documents (together with any amendments thereto) and (b) its by-laws (together with any amendments thereto), in each case as in effect on the date hereof.

     (Section Mark)6.15.  Employee Benefit Plans.

       (a) In General. Each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions. The Company has heretofore delivered to the Agent the most
recently  completed   annual  report,   Form  5500,  with
all  required
attachments, and actuarial statement required to be submitted under (Section Mark)103(d) of ERISA, with respect to each Guaranteed Pension Plan.

          (b)   Terminability of  Welfare Plans.   Under the  express
terms of each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of (Section Mark)3(1) or (Section Mark)3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Part 6 of ERISA). Under the express terms of each such Plan, the Company or ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Company or ERISA Affiliate without liability to any Person.

          (c)  Guaranteed  Pension Plans.  Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of (Section Mark)302(f) of ERISA, or otherwise, has been
timely made. No  waiver  of  an   accumulated  funding  deficiency  or
extension  of amortization periods  has been received  with respect  to any
Guaranteed Pension Plan.   No liability to  the PBGC (other  than required
insurance premiums, all of which have been paid) has been incurred by the Company or any ERISA Affiliate with respect to any Guaranteed Pension Plan, and there has not been any ERISA Reportable Event (other than an Event as to which the requirement of 30 days notice has been waived), or any other event or condition which presents a material risk of termination of any
Guaranteed Pension  Plan by the PBGC.   Based on the  latest valuation of
each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation) and on the actuarial methods and assumptions employed for that valuation, as of the respective date of each such valuation the aggregate benefit liabilities of each such Guaranteed Pension Plan within the meaning of (Section Mark)4001 of ERISA did not exceed the aggregate value of the assets of each such Plan, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

          (d)   Multiemployer  Plans.   Neither the  Company nor  any
ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under (Section Mark)4201 of ERISA or as a result of a sale of assets described in (Section Mark)4204 of
ERISA.   Neither the Company  nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under any Multiemployer Plan intends to terminate or has been terminated under (Section Mark)4041A of ERISA.

     (Section Mark)6.16. Other Representations. Each of the representations and warranties made by the Company and each of its Subsidiaries in any of the Loan Documents to which such Person is a party was true and correct in all material respects when made and continues to be true and correct in all material respects, except to the extent that any of such representations and warranties relate, by the express terms thereof, solely to a date falling prior thereto, and except to the extent that any of such representations and warranties may have been affected by the consummation of the transactions contemplated and permitted or required by the Loan Documents.

     (Section Mark)6.17. Disclosure. No representations or warranties made by the Company or any of its Subsidiaries in any Loan Document to which such Person is a party or in any agreement, instrument, document, certificate, statement or letter furnished to the Agent or the Lenders by or on behalf of such Person in connection with any of the transactions contemplated by any  of the Loan Documents contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances
in which  they are made.   Except as  disclosed herein, there  is no fact
known to the Company which materially adversely affects, or which would in the future materially adversely affect, the financial position, business, operations, or affairs of the Company.

     (Section Mark)6.18. Holding Company and Investment Company Acts. Neither the Company nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of a "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.


     (Section Mark)6.19. Regulations G, T, U and X. The proceeds of the Loans shall be used as described in (Section Mark)7.3. No portion of any Loan is to be used (directly  or indirectly) for  the purpose of purchasing  or
carrying, or the extension of  credit to  any Person or  Persons for   the
purpose of purchasing or carrying, any "margin security" or "margin stock" as such terms are used in Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

     (Section Mark)6.20. Environmental Compliance. The Company has taken reasonable steps to investigate the past and present condition and usage of its and its Subsidiaries' properties and the operations conducted thereon and, based upon such investigation, has determined that:


          (a) to the best knowledge of the Company, none of the Company, its Subsidiaries or any operator of its properties is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or
regulation  pertaining  to  environmental  matters,   including,  without
limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of

1980 as amended ("CERCLA"), the Superfund Amendments and
Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation could reasonably be expected (taking into account anticipated contributions of other parties involved in proceedings, or factually implicated in the subject matter or circumstances, to which such judgment, decree, order, law, license, rule or regulation relates or is applicable) to have a material adverse effect on the consolidated business, assets or financial condition of the Company and its Subsidiaries, considered as a whole;



          (b) except as set forth in Schedule 6.20 attached hereto, none of the Company or its Subsidiaries has received notice from any third party including without limitation any federal, state or local governmental authority, (i) that any one of them has been identified by
the  United   States  Environmental   Protection  Agency  ("EPA")   as  a
potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986);
(ii)  that any  hazardous waste as  defined by  42 U.S.C.
(Section Mark)6903(5), any hazardous substances as defined by 42 U.S.C. (Section Mark)9601(14), any pollutant or contaminant as defined by 42 U.S.C. (Section Mark)9601(33) and any toxic substance, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Company or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint (contingent or otherwise) legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;



          (c)  except as set forth on Schedule  6.20 attached hereto:  (i)
to the best  knowledge of the Company, no portion of  the property of the
Company   or  its   Subsidiaries  has   been  used   for   the  handling,
manufacturing, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and to the best knowledge of the Company, no underground tank or other underground
storage  receptacle   for  Hazardous   Substances  is  located   on  such
properties, except as is maintained in accordance with applicable Environmental Laws; (ii) to the best knowledge of the Company, in the course of any activities conducted by the Company, its Subsidiaries or operators of its properties operating under the supervision or control of the Company or its Subsidiaries, no Hazardous Substances have been generated or are being used on such properties except in accordance with applicable Environmental Laws; (iii) to the best knowledge of the Company, there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases by the Company, its Subsidiaries or by any operator of such properties, acting under the control or supervision of the Company or any such Subsidiary, of Hazardous Substances on, upon, into or from the properties of the Company or its Subsidiaries, which releases could reasonably be expected to have a  material adverse effect on the aggregate consolidated value of such properties or adjacent properties or the environment; (iv) the Company has received no actual notice, and otherwise the Company has no actual knowledge, that there have been releases on, upon, from or into any  real property in the vicinity of  the real properties of the Company
or  any   of  its  Subsidiaries   which,  through  soil   or  groundwater
contamination, may have come to be located on, and which could reasonably be expected to have  a material adverse effect on  the consolidated value of, the properties of the Company and its Subsidiaries, considered as a whole; and (v) in addition, to the best knowledge of the Company, any Hazardous Substances that have been generated by the Company, its Subsidiaries or by any operator of such properties, acting under the control or supervision of the Company or any such Subsidiary, on the
properties   of  the  Company  or  any  of  its  Subsidiaries  have  been transported offsite only by carriers having an identification number issued by the EPA and treated or disposed of only by treatment or
disposal   facilities  maintaining   valid  permits  as   required  under
applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Company's knowledge, operating in compliance with such permits and applicable Environmental Laws; and



          (d) none of the properties of the Company or any of its Subsidiaries are or shall be subject to any applicable environmental cleanup responsibility law or environmental restrictive transfer law or
regulation  by   virtue  of  the   transactions  set  forth   herein  and
contemplated hereby.

     (Section Mark)6.21. No Materially Adverse Contracts. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other
legal  restriction, or any   judgment, decree, order,  rule or regulation
that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Company's officers, to have any materially adverse effect on the business of the Company or any of its Subsidiaries.

     (Section Mark)6.22. Corporate Name; Location  of  Office. The  Company's
legal  name   is  Fieldcrest  Cannon,  Inc.The  Company's  principal
administrative office (which constitutes its "chief executive office" for purposes of the UCC) and the location where its books and records are kept is 326 East Stadium Drive, Eden, North Carolina.

     (Section Mark)6.23. Loans as Senior Indebtedness. All Indebtedness of the Company to the Lenders and Agent in respect of the principal of and interest on the Loans and all fees and other amounts payable hereunder or under any other Loan Document constitutes and will constitute "Senior Indebtedness" or "Senior Debt" under the terms of the indentures and all other instruments evidencing Subordinated Debt.

     (Section Mark)6.24.  Brokers   and  Consultants.No  broker,   finder  or
consultant acting on behalf of the Company or any of its Subsidiaries brought about the obtaining or making of the Loans or the closing under this Agreement and neither the Company nor any Subsidiary thereof has any obligation to any Person in respect of any finder's, consulting or brokerage fees in connection with the Loans.

     (Section Mark)7. AFFIRMATIVE  COVENANTS  OF   THE  COMPANY.The  Company
covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Lender has any obligation to make any A Loans hereunder or to issue, extend or renew any Letter of Credit:


     (Section Mark)7.1. Punctual Payment. The Company will duly and punctually pay or cause to be paid the principal of and interest on the Loans, the Reimbursement Obligations, the Letter of Credit Fees, the Agent's Fee and the Commitment Fee and all other sums due hereunder, all in accordance with the terms of this Agreement and the Notes.

     (Section Mark)7.2. Legal Existence; Fiscal Year. The Company will and will cause the Subsidiaries listed on Schedule 6.1 hereto to maintain their respective legal existence and good standing under the laws of their respective jurisdictions of incorporation, maintain their respective qualifications to do business in each jurisdiction in which the failure to do so would have a material adverse effect on the condition, financial or otherwise, of the Company and its Subsidiaries as a whole and maintain all of its rights and franchises reasonably necessary to the conduct of its business, except as permitted by (Section Mark)8.6 hereof. Each of the Company and its Subsidiaries will not change the date of their fiscal year end without the prior written consent of the Majority A Lenders.

     (Section Mark)7.3. Use of Loan Proceeds. The Company shall use the proceeds of the Loans and obtain Letters of Credit solely for general corporate purposes.

     (Section Mark)7.4. Deposit Account. The Company shall maintain at all times a deposit account in the name of the Company with the Agent at its head office in Boston, Massachusetts and shall not permit the aggregate amount of deposits at institutions which are not Lenders hereunder to exceed $10,000,000 at any time, provided that,  notwithstanding  the
foregoing, the Company shall be permitted to maintain deposits with institutions which are not Lenders hereunder solely to the extent that such deposits are required under interest rate futures contracts to which the Company  is a party.  The Company  will use its best efforts to cause all of its debtors on accounts receivable and all lessees and conditional vendees to make all payments on accounts receivable and contracts to accounts at the collection banks which are parties to the Agency
Agreements.   Pursuant to the Agency Agreements, the Company will require its  collection banks to transfer to the Agent  on a daily basis all good
funds collected  on such day.    The Company will  not permit any  Agency
Agreement to be terminated except with the prior written consent of the Agent and except for the express purpose of substituting a different
collection  bank thereunder.   Such termination  shall be  permitted only
after a replacement Agency Agreement with such replacement collection bank is in full force and effect and no further payments on accounts receivable or contracts are being made to the former collection bank. To the extent that the Company receives gross operating revenues from its businesses, promptly after receipt thereof the Company shall deposit such
revenues into its deposit account with the Agent.   The Agent shall apply
all funds deposited into the Company's deposit account with the Agent to repay the outstanding amount of the Loans pursuant to (Section Mark)2.3(b) hereof.


     (Section Mark)7.5. Financial  Statements.  The  Company  will   furnish
financial statements and other reports to each of the Lenders as follows:


         (a) within ninety (90) days after the close of the fiscal year of the Company, the consolidated balance sheets and statements of income and retained earnings and of changes in cash flow of the Company and its Subsidiaries, for such year, accompanied by a divisional operating income analysis, each in reasonable detail, each setting forth in comparative form the corresponding figures for the preceding year, prepared in accordance with Generally Accepted Accounting Principles, and accompanied by a report and unqualified opinion of Ernst & Young or other Independent Accountant selected by the Company and approved by the Majority A Lenders;

          (b) within forty-five (45) days after the end of each fiscal quarter of the Company other than the final fiscal quarter, unaudited consolidated financial statements and divisional operating income analyses similar to those required by clause (a) above as of the end of such period and for such period then ended and for the period from the beginning of the current fiscal year to the end of such period, setting forth in comparative form the corresponding figures for the comparable period in the preceding fiscal year, prepared in accordance with Generally Accepted Accounting Principles (except that such quarterly statements need not include footnotes) and certified by any two of the officers described in paragraph (d) below;

          (c) within thirty (30) days after the end of each fiscal month of the Company other than the final month, unaudited consolidated financial statements and divisional operating income analyses similar to those required by clause (a) above as of the end of such period and for such period then ended and for the period from the beginning of the current fiscal year to the end of such period, setting forth in comparative form the corresponding figures for the comparable period in the preceding fiscal year, prepared in accordance with Generally Accepted Accounting Principles (except that such monthly statements need not include footnotes) and certified by any two of the officers described in paragraph (d) below;

          (d) at the time of delivery of each monthly, quarterly and annual statement, a certificate, executed by the Chief Financial Officer, Controller or Treasurer and by the Chief Executive or Chief Operating Officer of the Company (provided that in the case of any monthly statement, such certificate may be certified by any two of such officers), in substantially the form of Exhibit D attached hereto (the "Compliance Certificate") and stating that such officers have caused this Agreement to be reviewed and have no knowledge of any default by the Company in the performance or observance of any of the provisions of this Agreement, during such month or quarter or at the end of such year, or, if such officers have such knowledge, specifying each default and the nature thereof, and showing compliance by the Company as of the date of such statement with the applicable covenants set forth in Exhibit D attached hereto;

          (e) a report on the Borrowing Base (a "Borrowing Base Report") substantially in the form of Exhibit E attached hereto (or in such other form containing similar information as the Company and the Agent or the Majority A Lenders may agree) (i) on or before the 25th day after the end of each month, as of the last day of such month, along with a certificate setting forth the amount of Loans outstanding as at the end of such month, and (ii) promptly as of any of other date requested by the Agent, together in each case with such other supporting data as may reasonably be requested by the Agent;

         (f) promptly upon receipt thereof, copies of all management letters and other material reports which are submitted to the Company by its Independent Accountant in connection with any annual or interim audit of the books of the Company made by such accountants;

         (g) as soon as practicable but, in any event, within ten (10) Business Days after the issuance thereof, copies of such other financial statements and reports as the Company shall send to its stockholders as such, and copies of all regular and periodic reports which the Company may be required to file with the Securities and Exchange Commission or any similar or corresponding governmental commission, department or agency substituted therefor, or any similar or corresponding governmental commission, department, board, bureau, or agency, federal or state;

          (h) no later than the last Business Day of February during each year when this Agreement is in effect, a business plan for such fiscal year of the Company which includes a projected consolidated balance sheet and statement of income for such fiscal year and a projected consolidated statement of cash flows for such fiscal year and, no later than the last Business Day of March during each year when this Agreement is in effect, a business plan for such fiscal year of the Company which includes projected consolidated balance sheets and statements of income on a monthly basis for such fiscal year and projected consolidated statements of cash flows on a quarterly basis for such fiscal year;

          (i) promptly upon receipt thereof, copies of all notices delivered to the Company or sent by the Company with respect to Subordinated Debt, including, without limitation, any notice of default (the Company expressly agreeing to furnish all such notices by telecopy); and

          (j) with reasonable promptness, such other data as the Agent or any of the Lenders may reasonably request.

     (Section Mark)7.6. Maintenance of Properties. The Company will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times in accordance with the terms and conditions of this Agreement and the Security Documents, and will and will cause each of its Subsidiaries to continue to engage primarily in the businesses now conducted by them and in related businesses; provided, however, that nothing in this (Section Mark)7.6 shall prevent the Company from discontinuing the operation and maintenance of any of its properties or those of its Subsidiaries if such discontinuance is, in the reasonable judgment of the Company, desirable in the conduct of its business and which discontinuance does not in the aggregate materially adversely affect the business of the Company and its Subsidiaries on a consolidated basis.

   (Section Mark)7.7. Notice of Litigation and Judgment. The Company will and will cause its Subsidiaries to give notice in writing, in form and detail satisfactory to the Agent, within ten (10) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is or becomes a party involving an uninsured claim of more than $5,000,000 against the Company and its Subsidiaries, as the case may be, and stating the nature and status of such litigation or proceedings. The Company will and will cause each of its Subsidiaries to give notice, in writing, in form and detail satisfactory to the Lender, within five (5) days of any judgment, final or otherwise, against the Company or any of its Subsidiaries, in an amount in excess of $1,000,000.

     (Section Mark)7.8. Notice of Defaults. The Company will and will cause its Subsidiaries to give notice in writing to the Agent and each Lender as promptly as possible and no later than five (5) days after becoming aware of the occurrence of any Default or Event of Default under this Agreement.

     (Section Mark)7.9. Books and Records. The books and records relating to the financial affairs of the Company and each of its Subsidiaries shall at all times be maintained in accordance with, and all financial statements provided for herein, shall be prepared in accordance with Generally Accepted Accounting Principles.

     (Section Mark)7.10. Insurance. The Company will and will cause its Subsidiaries to maintain with financially sound and reputable insurers insurance with respect to its properties and business and against such casualties and contingencies and in such types and such amounts as shall be in accordance with sound business practices, provided that the Company and its Subsidiaries may self-insure their properties and business against such casualties and contingencies and at such levels as shall be in accordance with sound business practices and reasonable and customary in their industry, such insurance to be payable to the Company and to the Agent, for the benefit of the Lenders, as its interests may appear. The Agent, for the benefit of the Lenders, shall be named as loss payee and additional insured under all insurance policies. Without limiting the foregoing, the Company will and will cause each of its Subsidiaries to
(i) keep all of its physical property insured against fire and extended coverage risks in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas and as required under the terms and conditions of the Security Documents, (ii) maintain all such workers' compensation or similar insurance as may be required by law, and (iii) maintain, in amounts and with deductibles equal to those generally maintained by businesses engaged in similar activities in similar geographic areas, general public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the properties of the Company or its Subsidiaries, business interruption insurance and product liability insurance.

     (Section Mark)7.11. Taxes. The Company will and will cause each of its Subsidiaries to pay all taxes or other assessments or governmental charges or levies imposed upon it or upon its income or profits or upon property belonging to it prior to the time when any penalties or interest (except interest during extensions of time for filing of federal income tax returns not in excess of six months) accrue with respect thereto, unless, in any such case, the same is being contested in good faith by appropriate proceedings and an adequate reserve therefor has been established and is maintained in accordance with Generally Accepted Accounting Principles.

     (Section Mark)7.12. Conduct of Business; Compliance with Law. The Company will and will cause each of its Subsidiaries to: (i) comply in all material respects with all federal, state and local laws, regulations, rules and ordinances applicable to it or its properties, but it shall not be a breach of this (Section Mark)7.12 if the Company or any Subsidiary fails to comply with such laws, rules and regulations during any period in which such Company or such Subsidiary is in good faith diligently contesting the validity thereof by appropriate proceedings reasonably satisfactory to the Agent; (ii) comply with all orders, writs, judgments, injunctions, decrees or awards to which it may be subject, noncompliance with which would have a material adverse effect on the business, operations or financial condition of the Company and its Subsidiaries or the ability of the Company to fulfill its obligations under this Agreement or the other
Loan Documents; and (iii) promptly obtain, maintain, apply for renewal, and not allow to lapse, any authorization, consent, approval, license or order, and accomplish any filing or registration with, any court or judicial, administrative or governmental authority which may be or may become necessary in order that it perform in all material respects all of its obligations under this Agreement or the other Loan Documents and in order that the same may be valid and binding and effective in accordance with their terms and in order that the Lenders may be able freely to exercise and enforce any and all of their rights under this Agreement or the other Loan Documents.

     (Section Mark)7.13. Access. The Company will and will cause each of its Subsidiaries to permit each Lender, through the Agent or any of such Lender's representatives and agents, at reasonable times and on reasonable notice, to inspect any of the properties, including, without limitation, corporate books, computer files and tapes and financial records of the Company and each such Subsidiary, to examine and make copies of the books of accounts and other financial records of the Company and each such Subsidiary, and to discuss the affairs, finances and accounts of the Company and each the Subsidiary with, and to be advised as to the same by, their respective officers and employees at such reasonable times and intervals as the Lenders may designate. The Company authorizes the Agent (with prior notification to the Company) to communicate directly with the Company's independent certified public accountants and authorizes such accountants to disclose to the Agent and the Lenders any and all financial statements and other supporting financial documents and schedules including copies of management letters with respect to the business, financial condition or other affairs of the Company or any of its Subsidiaries. The Lenders agree that they will treat in confidence the information obtained during such inspections and discussions which is designated by the Company as confidential and will not, without the consent of the Company, disclose such information to any third party and, if any representative or agent of any Lender shall not be an employee of such Lender or any affiliate of such Lender, such designee shall be reputable and of recognized standing and shall agree in writing to treat in confidence the information obtained during any such inspections and discussions and, without the prior written consent of the Company, not to disclose such information to any third party or make use of such information for personal gain. Notwithstanding the foregoing, any Lender may disclose information obtained pursuant to this Agreement
(a) to other banks or financial institutions who are participants or potential participants in the Loans made or to be made hereunder upon notice to the Company with the Company's consent not to be unreasonably withheld, (b) to governmental or regulatory authorities where required by such authorities, and (c) where required by law.

     (Section Mark)7.14. Employee Benefit Plans. Neither the Company nor any ERISA Affiliate will

        (a) engage in any "prohibited transaction" within the meaning of (Section Mark)406 of ERISA or (Section Mark)4975 of the Code which could result in a material liability for the Company; or

        (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in (Section Mark)302 of ERISA, unless each such deficiency has been waived in writing by the Internal Revenue Service and unless the aggregate amount of all such deficiencies does not exceed $1,000,000; or

        (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Company pursuant to (Section Mark)302(f) or (Section Mark)4068 of ERISA; or

        (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of (Section Mark)4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

     The Company will (i) promptly upon filing the same with the Department of Labor or Internal Revenue Service, furnish to the Agent a copy of the most recent actuarial statement required to be submitted under (Section Mark)103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under (Section Mark)(Section Mark)302, 4041, 4042, 4043, 4063, 4065, 4066
and 4068 of ERISA, or in respect of a Multiemployer Plan, under (Section Mark)(Section Mark)4041A, 4202, 4219, 4242, or 4245
of ERISA. The Company will, within ten days of the date of such request, notify the Agent and each Lender of any request from the PBGC for any lien on, or security interest in, any property of the Company or any Affiliate of the Company or for any other agreement from the Company or any Affiliate of the Company relating to any liability of the Company or any Affiliate of the Company to the PBGC or with respect to any Guaranteed Pension Plan.

     (Section Mark)7.15. Reserves. The Company will and will cause each of its Subsidiaries to maintain appropriate reserves for depreciation, taxes
(other than taxes payable by a corporation the stock of which was acquired by the Company with respect to periods prior to the effective date of any of such acquisitions) and other contingent expenses or liabilities in accordance with Generally Accepted Accounting Principles.

     (Section Mark)7.16. Further Assurances; Perfection of Remaining Liens. The Company shall at any time or from time to time execute and deliver such further instruments and take such further action as may reasonably be requested by the Agent or the Lenders, in each case further and more perfectly to effect the purposes of this Agreement and the other Loan Documents. Without limiting the foregoing, the Company will and will cause its Subsidiaries to upon the written request of the Agent or the Lenders, take all actions and do all things necessary and appropriate to grant and perfect the Lenders' liens on any Collateral.

     (Section Mark)7.17. Environmental Compliance. The Company will, and will cause each of its Subsidiaries to, comply with all Environmental Laws, except where non-compliance with such Environmental Laws could not reasonably be expected to have a material adverse effect on the business, assets or financial condition of the Company and its Subsidiaries, considered as a whole, and will promptly notify the Agent of the occurrence of any event(s) of material non-compliance or event(s) which with the passage of time or giving of notice or receipt of notice from a governmental agency would result in such material non-compliance.

     (Section Mark)7.18. Maintenance of Office, Corporate Name. The Company will maintain its principal administrative office (which constitutes its "chief executive office" for purposes of the UCC) and the location where its books and records are kept at the location specified in (Section Mark)6.22 hereof unless it shall have (a) given the Agent at least thirty (30) days' prior written notice of such change, and (b) filed in all necessary jurisdictions such UCC-3 financing statements or other documents as may be necessary to continue without impairment or interruption the perfection and priority of the liens on the Collateral granted pursuant to the Security Documents. The Company will retain its present name unless it shall have complied with the provisions of clauses (a) and (b) of the immediately preceding sentence.

     (Section Mark)7.19. Delivery of Pledged Stock. The Company will, on or prior to the Effective Date, deliver to the Agent in pledge, for the benefit of the Lenders, certificates for all shares of the capital stock of its Subsidiaries (other than Amoskeag) which has not previously been delivered to the Agent.

     (Section Mark)8. NEGATIVE COVENANTS OF THE COMPANY. The Company agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Lender has any obligation to make any Loans hereunder or issue, extend or renew any Letter of Credit:

     (Section Mark)8.1. Restrictions on Indebtedness. The Company will not, and will not permit any Subsidiary of it to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:


       (a) Indebtedness to the Lenders with respect to the Loans and pursuant to the Loan Documents;

       (b) current liabilities of the Company incurred in the ordinary course of business not incurred through (i) the borrowing of money, or
  (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

       (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of (Section Mark)7.11;

       (d) Indebtedness in respect of judgments or awards which have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Company shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

      (e) Endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

      (f) Indebtedness existing on the Effective Date hereof as listed and described, but only to the extent so listed and described, on
  Schedule 8.1 attached hereto, and any renewals, extensions or refinancings of such Indebtedness, provided that such renewals, extensions or refinancings shall not increase the aggregate amount of such Indebtedness or materially change the terms thereof;

      (g) Indebtedness of a Subsidiary of the Company to the Company, evidenced by promissory notes in the form of Exhibit F attached hereto pledged to the Agent pursuant to the Security Agreement or pursuant to

  (Section Mark)(Section Mark)8.3(d) or (h) hereof, provided that the sum of the aggregate principal amount of Indebtedness of Amoskeag to the Company under this (Section Mark)8.1(g) plus, without duplication, the aggregate amount of Investments made by the Company in Amoskeag pursuant to (Section Mark)(Section Mark)8.3(d) and (h) hereof shall not exceed $5,000,000 at any time;

      (h) Documentary letters of credit of the Company not exceeding $10,000,000 of reimbursement obligations in the aggregate and, in addition to the Letters of Credit issued pursuant to (Section Mark)2.10 hereof, standby letters of credit of the Company not exceeding $10,000,000 of reimbursement obligations in the aggregate, provided, however, the issuing bank for each such standby letter of credit shall be a Lender;

      (i) Surety and appeal bonds of the Company, and performance bonds of the Company guaranteeing performance of obligations of the Subsidiaries, incurred in the ordinary course of business not exceeding $10,000,000 in the aggregate;

      (j) Capital leases and purchase money security interests and mortgages of the Company representing obligations not exceeding $10,000,000 in the aggregate;

      (k) Indebtedness in respect of obligations incurred pursuant to interest rate swaps, provided that the other party to such swap is a Lender, and Indebtedness in respect of obligations incurred pursuant to interest rate protection arrangements (other than interest rate swaps), including options, futures, caps or collars entered into from time to time by the Company;

     (l) Indebtedness consisting of Rental Obligations with respect to any fiscal year not exceeding the lesser of $40,000,000 or four and one-half percent (4-1/2%) of Consolidated Net Sales as at the end of such fiscal year;

     (m) Subordinated Debt consisting of not more than $125,000,000 in aggregate principal amount of 6% Convertible Subordinated Debentures Due 2012 issued pursuant to the Indenture dated as of March 15, 1987 between Fieldcrest Cannon, Inc. and Wachovia Bank and Trust Company, N.A., as Trustee;

     (n) Subordinated Debt consisting of not more than $85,000,000 in aggregate principal amount of 11-1/4% Senior Subordinated Debentures Due 2004 issued pursuant to the Indenture dated as of June 1, 1992 between Fieldcrest Cannon, Inc. and First Union National Bank of North Carolina, as Trustee;

      (o) Indebtedness of the Company not to exceed $15,000,000 in the aggregate at any time incurred with respect to industrial development revenue bonds issued by the State Industrial Development Authority of the State of Alabama or its designee under the applicable laws of the State of Alabama for the benefit of the Company to finance the construction of improvements, additions, and extensions to and the purchase of equipment for the Company's facilities in Phoenix City, Alabama, provided that the interest rate on such industrial revenue bonds does not exceed 12% per annum;

       (p) Indebtedness of the Company not to exceed $90,000,000 in the aggregate at any time incurred with respect to industrial development revenue bonds issued by the Industrial Development Board for the City of Phoenix City, Alabama for the benefit of the Company to finance the construction of improvements, additions, and extensions to and the purchase of equipment for the Company's facilities in Phoenix City, Alabama, provided that (i) such industrial development revenue bonds are, simultaneously with the issuance thereof, purchased and retained by the Company, and (ii) such Indebtedness, in accordance with Generally Accepted Accounting Principles, is not classified upon the Company's consolidated balance sheet as a liability or referred to in the footnotes thereto;

      (q) unsecured Indebtedness consisting of (i) guarantees of the performance of obligations of its Subsidiaries (other than Amoskeag) or third parties, provided that the obligations guaranteed and the guarantees themselves are entered into in the ordinary course of business and do not consist of the borrowing of money or the obtaining of credit, and (ii) guarantees of the performance of obligations of its customers with respect to short term notes, provided that the aggregate amount of Indebtedness outstanding pursuant to this subsection (ii) shall not exceed $3,000,000 at any time, and provided further that the aggregate amount of Indebtedness outstanding pursuant to this clause (q) shall not exceed $5,000,000 at any time; and

     (r) so long as no Default or Event of Default exists or is continuing or would exist as a result thereof, unsecured Indebtedness of the Company not otherwise included in this (Section Mark)8.1 in an aggregate amount not at any time to exceed the sum of (i) $20,000,000 plus (ii) if positive, the amount by which Consolidated Tangible Net Worth exceeds $195,000,000 (as reflected in the financial statements and Compliance Certificate most recently delivered to the Lenders pursuant to (Section Mark)7.5 hereof) plus (iii) if positive, the amount by which the aggregate principal amount of all Indebtedness of the Company outstanding on the Balance Sheet Date (as reflected in the financial statements delivered by the Company pursuant to (Section Mark)6.5(a) hereof), other than Indebtedness in respect of the aggregate principal amount of Loans outstanding as at such date under and as defined in the Prior Credit Agreement, exceeds the aggregate principal amount of Indebtedness of the Company outstanding as at the date of the financial statements most recently delivered to the Lenders pursuant to (Section Mark)7.5 hereof (as reflected in such financial statements), other than Indebtedness in respect of the aggregate principal amount of Loans outstanding hereunder.

   (Section Mark)8.2. Restrictions on Liens. The Company will not and will not permit any Subsidiary to create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; or transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; or acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; or suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles or chattel paper, with or without recourse; provided, however, that the Company and any Subsidiary may create or incur or suffer to be created or incurred or to exist:

       (a) Liens in favor of the Company on all or part of the assets of Subsidiaries securing Indebtedness owing by Subsidiaries to the Company permitted under (Section Mark)8.1(g) hereof;

       (b) Liens to secure taxes, assessments and other government charges or claims for labor, material or supplies in respect of obligations not overdue or, if overdue, if the same is being contested in good faith;

       (c) Deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

       (d) Liens in respect of judgments or awards, the Indebtedness with respect to which is permitted by (Section Mark)8.1(d) hereof and not exceeding $1,000,000 in the aggregate;

       (e) Liens of carriers, warehousemen, mechanics and materialmen, and other like liens, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue or, if overdue, if the same is being contested in good faith;

       (f) Encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Company or a Subsidiary is a party, and other minor liens or encumbrances none of which in the opinion of the Company interferes materially with the use of the property affected in the ordinary conduct of the business of the Company and its Subsidiaries, which defects do not individually or in the aggregate have a material adverse effect on the business of the Company individually or of the Company and its Subsidiaries on a consolidated basis;

      (g) Liens described on Schedule 8.2 attached hereto;

      (h) Liens described on Schedule 8.2 attached hereto which are being contested in good faith by the Company and for which the Company has provided a reserve in accordance with Generally Accepted Accounting Principles;

      (i) Liens in respect of documentary letters of credit, surety, appeal and performance bonds in an amount not to exceed $5,000,000 in the aggregate at any time, the Indebtedness with respect to which is permitted by (Section Mark)(Section Mark)8.1(h) and (i) hereof;

      (j) Liens in respect of capital leases, operating leases and purchase money security interests and mortgages, the Indebtedness with respect to which is permitted by (Section Mark)(Section Mark)8.1(j) and (l) hereof;

      (k) Liens on cash and cash equivalents to secure Indebtedness permitted by (Section Mark)8.1(k) hereof and cotton futures contracts, and liens to secure state and federal obligations in an amount not to exceed $2,500,000 in the aggregate at any time;

     (l) Liens in favor of the Agent and the Lenders arising under the Security Documents; and

     (m) Liens on certain fixed assets of the Company in favor of the PBGC to secure the Company's obligations to the PBGC in respect of the Company's Hourly and Salaried Pension Plans (the "Plans"), provided that (i) the appraised value (on an assembled orderly disposition basis acceptable to the Agent) of all such assets (as determined no more than 30 days prior to the date on which the security interest is granted by a nationally recognized appraisal company which is satisfactory to the Agent in all respects) does not exceed $35,000,000 in the aggregate, (ii) no Default or Event of Default has occurred and is continuing at the time the security interest is granted in such assets, and no Default or Event of Default will result therefrom, (iii) the Company and the PBGC shall have executed and delivered an agreement which incorporates the terms set forth in that certain Preliminary Agreement between the PBGC and the Company and which is satisfactory to the Agent, on behalf of the Lenders, in all respects and such agreement shall be in full force and effect,
  (iv) the security interest is granted to the PBGC on or before March 31, 1994, (v) the liens can only be foreclosed upon by the PBGC upon termination of the Plans pursuant to Title IV of ERISA and the failure by the Company to pay to the PBGC when due the full amount of the liabilities of the Company to the PBGC under 29 U.S.C. 1362(b) for unfunded benefit liabilities of the Plans, and (vi) the Company shall have delivered to the Agent, on the date on which the security interest is granted in such assets, a certificate signed by an authorized officer of the Company and evidence satisfactory to the Agent showing compliance with the provisions of clauses (i) through (v) above.

       (Section Mark)8.3. Restrictions on Investments. The Company will not and will not permit any Subsidiary to make or permit to exist or to remain outstanding any Investment except Investments in:

       (a) Marketable direct or guaranteed obligations of the United States of America which mature within one year from the date of purchase by the Company;

       (b) Demand deposits, certificates of deposit, bankers' acceptances and time deposits of United States banks having total capital in excess of $100,000,000 United States Dollars with maturities of no more than 180 days;

       (c) Securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof which at the time of purchase have been rated by either or both of Moody's Investor Services, Inc. and Standard and Poor's and the ratings for which are not less than "P-1" if rated by Moody's Investors Services, Inc., and not less than "A-1" if rated by Standard and Poor's;

       (d) Investments existing on the Effective Date in any Person which is a Subsidiary of the Company or future Investments in any such Person, provided that any such future Investments shall be limited to loans to a Subsidiary evidenced by a promissory note of such Subsidiary, that the aggregate of such future Investments at any one time shall not exceed $20,000,000 and that such promissory note shall be pledged to the Agent on behalf of the Lenders and, provided, further, that the sum of the aggregate principal amount of Indebtedness of Amoskeag to the Company under (Section Mark)8.1(g) hereof plus, without duplication, the aggregate amount of Investments made by the Company in Amoskeag pursuant to (Section Mark)(Section Mark)8.3(d) and (h) hereof shall not exceed $5,000,000 at any time;

       (e) so long as no Default or Event of Default exists or is continuing or would exist as a result thereof, an Investment by the Company in an amount not to exceed $25,000,000 in the aggregate solely for the purpose of repurchasing the Company's 11-1/4% Senior Subordinated Debentures Due 2004;

       (f) Investments by the Company for the purpose of purchasing the industrial development revenue bonds as described in (Section Mark)8.1(p) hereof, to the extent permitted therein;

       (g) Investments existing on the Effective Date and set forth on
  Schedule 8.3 attached hereto; and

       (h) so long as no Default or Event of Default exists or is continuing, Investments of the Company not otherwise included in this (Section Mark)8.3 in an aggregate amount not at any time to exceed the sum of (i) $20,000,000 plus (ii) if positive, the amount by which Consolidated Tangible Net Worth exceeds $195,000,000 (as reflected in the financial statements and Compliance Certificate most recently delivered to the Lenders pursuant to (Section Mark)7.5 hereof), provided that any Investment by the Company in any Subsidiary of the Company pursuant to this (Section Mark)8.3(h) shall be limited to loans to such Subsidiary evidenced by a promissory note of such Subsidiary and that such promissory note shall be pledged to the Agent on behalf of the Lenders.

        (Section Mark)8.4. Lines of Business. The Company will not and will not permit its Subsidiaries to engage in any business other than those described in (Section Mark)6.7 hereof, or any business directly related thereto.

        (Section Mark)8.5. Distributions. The Company shall not make any Distributions except as provided in this (Section Mark)8.5. The Company may declare and pay cash dividends subject to all of the following restrictions:

       (a) the aggregate amount of cash dividends paid in any fiscal year of the Company shall not exceed $15,000,000;

       (b) the aggregate amount of cash dividends paid in any four consecutive fiscal quarters of the Company shall not exceed an amount equal to forty percent (40%) of Consolidated Net Income for such period, excluding therefrom all extraordinary non-recurring items of income but not extraordinary non-recurring items of loss;

       (c) no Default or Event of Default shall have occurred and be continuing at the time of declaration or payment of any cash dividend, and no Default or Event of Default will exist after giving effect to the payment of any cash dividend; and

       (d) the Company shall have delivered to the Agent no later than one Business Day after the declaration of such cash dividend (but prior to payment thereof) a certificate signed by an authorized officer of the Company and evidence satisfactory to the Agent showing compliance with the provisions of clauses (a) through (c) hereof.

        (Section Mark)8.6. Merger, Consolidation and Sale of Assets. The Company will not and will not permit any Subsidiary to become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business) except the merger or consolidation of (i) one or more of the Subsidiaries of the Company with and into the Company (so long as the Company is the surviving corporation) or (ii) two or more
Subsidiaries of the Company, provided that the Agent shall be notified of any such transaction which would result in the change of the corporate name of the Company or any of its Subsidiaries at least thirty (30) days prior to the effective date of any such event. Except for assets of the Company's Subsidiaries which are held for sale, as disclosed to the Lenders prior to the Effective Date, the Company will not permit its Subsidiaries to sell, lease or otherwise dispose of assets of any such Person except for the sale of assets (other than Collateral) in the ordinary course of business for fair and reasonable value. The Company will not sell, lease or otherwise dispose of assets except for (i) sales of inventory in the ordinary course of business, and (ii) sales of assets (other than Collateral) in arms-length transactions for cash and for fair and reasonable value.

       (Section Mark)8.7. Sale and Leaseback. The Company will not and will not permit any Subsidiary to enter into any arrangement, directly or indirectly, whereby the Company or any Subsidiary shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property which the Company or any Subsidiary intends to use for substantially the same purpose as the property being sold or transferred. Notwithstanding the foregoing provisions of this (Section Mark)8.7, the Company may sell or transfer any property owned by it as described in the preceding sentence provided that the aggregate current market value of all assets so sold or transferred (in each case determined at the time of such sale or transfer) shall not at any time exceed $25,000,000.

(Section Mark)8.8. Guaranties; Subordinated Debt. (a) The Company and its Subsidiaries will not become or remain liable in respect to any guaranty of the Indebtedness of any other Person, except for guaranties of Indebtedness permitted under (Section Mark)8.1(i) and (p) hereof and guaranties of Indebtedness pursuant to the Security Documents.

       (b) The Company will not and will not permit its Subsidiaries to effect or permit any change in or amendment to any document or instrument pertaining to the covenants, subordination, events of default, terms of payment or required prepayments of any Subordinated Debt, give any notice of optional redemption or optional prepayment or offer to repurchase under any such document or instrument, or, directly or indirectly, make any payment of principal of or interest on or in redemption, retirement or repurchase of any Subordinated Debt, except for the scheduled payments required by the terms of the documents and instruments evidencing Subordinated Debt and permitted by the subordination provisions of the documents and instruments evidencing Subordinated Debt and except as permitted under (Section Mark)8.3(e) hereof.

       (Section Mark)8.9. Capital Expenditures. The Company and its Subsidiaries will not make Consolidated Capital Expenditures in any fiscal year that exceed, in the aggregate, $60,000,000 for such fiscal year; provided, however, that, if during any fiscal year the amount of Consolidated
Capital Expenditures permitted for that fiscal year is not so utilized, such unutilized amount may be utilized in any succeeding fiscal year.

       (Section Mark)8.10. Interest Coverage Ratio. (a) As at each of the dates set forth below, the ratio of (i) Consolidated EBIT for the period consisting of the four fiscal quarters of the Company ending on each of the dates set forth below, to (ii) aggregate Interest Charges for the period consisting of such four fiscal quarters (the "Interest Coverage
Ratio"), shall not be less than the ratio opposite such dates set forth below:

Quarter Ending                        Ratio

December 31, 1993                   1.60 to 1.00
March 31, 1994                      1.60 to 1.00
June 30, 1994                       1.60 to 1.00
September 30, 1994                  1.60 to 1.00
December 31, 1994                   1.60 to 1.00
March  31, 1995                     1.80 to 1.00
June 30, 1995                       1.80 to 1.00
September 30, 1995                  1.80 to 1.00
December 31, 1995                   1.80 to 1.00
March  31, 1996 and thereafter      2.00 to 1.00

     (Section Mark)8.11. Debt Service Coverage Ratio. The Debt Service Coverage Ratio as at each of the dates set forth below shall not be less than the ratio set forth opposite such dates set forth below:

Quarter Ending                               Ratio

December 31, 1993                         1.80 to 1.00
March  31, 1994                           2.00 to 1.00
June  30, 1994                            2.00 to 1.00
September 30, 1994                        2.00 to 1.00
December 31, 1994                         2.00 to 1.00
March  31, 1995                           2.20 to 1.00
June 30, 1995                             2.20 to 1.00
September 30, 1995                        2.20 to 1.00
December 31, 1995                         2.20 to 1.00
March 31, 1996 and thereafter             2.40 to 1.00


       (Section Mark)8.12. Liabilities to Tangible Net Worth. The ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth (the "Leverage Ratio") shall not exceed as at the end of any month during the periods set forth in the following chart the ratio set forth opposite the applicable period:

Period                                    Ratio

12/15/93 through 12/15/94              3.00 to 1.00
12/16/94 through 12/15/95              2.75 to 1.00
12/16/95 through 12/16/96              2.50 to 1.00
Each month thereafter                  2.25 to 1.00


       (Section Mark)8.13. Consolidated Tangible Net Worth. Consolidated Tangible Net Worth shall not be at any time less than the sum of $175,000,000, plus, on a cumulative basis, fifty percent (50%) of all positive
Consolidated Net Income for each fiscal quarter (with no deductions for losses) earned after December 31, 1993 plus seventy-five percent (75%) of the aggregate proceeds to the Company from each issuance of the Company's capital stock after the Effective Date (but excluding any 401(K) and restricted stock issuance), as reflected on the Company's balance sheet prepared in accordance with Generally Accepted Accounting Principles.

       (Section Mark)8.14. Total Days Inventory. At the end of each fiscal quarter set forth below for the period consisting of the four fiscal quarters of the Company then ended, the product obtained by multiplying
365 by a fraction, the numerator of which is the net book value of the Company's inventory as determined utilizing the "Last-in First-out" method of accounting, as reflected on the Company's books and records in accordance with established practices consistently applied as at the end of such fiscal period, and the denominator of which is the sum of (i) the "cost of sales" with respect to such fiscal period (which shall be the cost of sales disclosed in the financial statements filed with the Securities and Exchange Commission minus warehousing and shipping costs as reflected in the Company's internal management reports), minus, (ii) the Cotton Writedown Charge, if any, for such fiscal period, as determined on an pre-tax basis, plus (iii) the aggregate amount of reversals of Cotton Writedown Charges from prior fiscal periods made in accordance with Generally Accepted Accounting Principles reflecting the consumption of the cotton to which the Cotton Writedown Charges from the prior fiscal periods relate, as determined on a pre-tax basis, all as determined in accordance with established practices consistently applied, shall not exceed the number set forth opposite such dates set forth below:

Quarter Ending D a y s
December
3  1  ,
1993110
d a y s
March 31,
1994125
d a y s
June  30, 1994125
 d a y s
 September
 3  0  ,
 1994125
 d a y s
 December
 3  1  ,
 1994110
 d a y s
 March 31,
 1995125
 d a y s
 June  30,
 1995125
 d a y s
 September
 3  0  ,
 1995125
 d a y s
 December
 3  1  ,
 1995110
 d a y s
 March 31,
 1996125
 d a y s
 June  30,
 1996125
 d a y s
 September
 3  0  ,
 1996125
 d a y s
 December
 3  1  ,
 1996110
 d a y s
 March 31,
 1997125
 d a y s
 June  30,
 1997125
 d a y s
 September
 3  0  ,
 1997125
 d a y s
 December
 3  1  ,
 1997110
 d a y s


       (Section Mark)8.15. Transactions With Affiliates. The Company will not, and will not permit any of its Subsidiaries to, engage in any transaction with an Affiliate of the Company or any of its Subsidiaries on terms less favorable to the Company or such Subsidiary (as the case may be) than would have been obtainable in an arms-length transaction with unrelated third parties.

       (Section Mark)8.16. Compromise of Accounts Receivable. The Company shall not compromise or adjust any Accounts Receivable or other accounts receivable (or extend the time for payment thereof) or grant any discounts, allowances or credit thereon, provided, however, that so long as no Default or Event of Default has occurred and is continuing, the Company may compromise or adjust any Accounts Receivable or other accounts receivable (or extend the time for payment thereof) or grant any discount, allowances or credits thereon in the ordinary course of business.

        (Section Mark)9. CONDITIONS TO EFFECTIVENESS. The Lenders shall have no obligation to enter into this Agreement and to convert their claims against the Company under the Prior Credit Agreement into claims under this Agreement, unless and until the date (the "Effective Date") on which each of the conditions precedent specified in this (Section Mark)9 have been satisfied.

       (Section Mark)9.1. Loan Documents. (a) Each of this Agreement and the Notes shall have been duly and properly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect.

       (b) The Company shall have duly authorized, executed and delivered to the Agent the Security Documents and such agreements shall be in full force and effect. All UCC-1 financing statements, UCC-3 financing statements and other documents required to be filed to perfect or continue the perfection of the Agent's liens on the Collateral shall have been filed or recorded, as applicable, in all appropriate filing offices or other locations necessary to perfect or continue the perfection of such security interest (or other arrangements satisfactory to the Lenders shall have been made for such filing or recording), and all other action necessary to perfect or continue the perfection of such security interests shall have been taken. The Company shall have delivered to the Agent certificates for all shares of the capital stock of its Subsidiaries (other than Amoskeag), accompanied by stock powers duly executed in blank.

        (c) Executed original  counterparts of each  of the Loan
Documents shall have been furnished to the Agent.

        (Section Mark)9.2. Legality of Transactions. No change in applicable law shall have occurred as a consequence of which it shall have become and continue to be unlawful (a) for the Lenders to perform any of their agreements or obligations under any of the Loan Documents to which they are a party, or (b) for the Company to perform any of its material agreements or obligations under any of the Loan Documents to which it is a party.

        (Section Mark)9.3.Representations and Warranties.Each of the representations and warranties made by or on behalf of the Company to the Lenders in this Agreement or the other Loan Documents shall be true and correct in all material respects when made, shall, for all purposes of this Agreement, be deemed to be repeated on and as of the Effective Date, and shall be true and correct in all material respects on and as of such date.

        (Section Mark)9.4. Performance. The Company shall have duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in any of the Loan Documents to which it is a party or by which it is bound which are required to be performed as of the Effective Date. After giving effect to this Agreement, no event shall have occurred on or prior to the Effective

Date and be continuing on such date, and no condition shall exist on such date, which constitutes an Event of Default or which would, with notice or the lapse of time, or both, constitute an Event of Default.

        (Section Mark)9.5. Certified Copies of Charter Documents. The Agent shall have received from the Company and from each of its Subsidiaries (to the extent requested by the Agent) a copy, certified by a duly authorized officer of such Person to be true and complete as of the Effective Date of (a) its charter or other incorporation documents as in effect on such date of certification, and (b) its by-laws as in effect on such date.

        (Section Mark)9.6. Proof of Corporate Action. The Agent shall have received from the Company and each of its Subsidiaries which are parties to the Loan Documents copies, certified by a duly authorized officer of such Person to be true and complete as of the Effective Date, of records of all corporate action taken by it to authorize (a) its execution and delivery of each of the Loan Documents to which it is a party, (b) its performance of all of its agreements and obligations under each of such documents, and (c) with respect to the Company, any borrowings and other transactions contemplated by this Agreement.

       (Section Mark)9.7. Incumbency Certificate. The Agent shall have received from the Company and each of its Subsidiaries which are parties to the Loan Documents an incumbency certificate, dated as of the Effective Date, signed by a duly authorized officer of such Person, and giving the name and bearing a specimen signature of each individual who shall be authorized: (i) to sign, in the name and on behalf of such Person, each of the Loan Documents to which such Person is a party; (ii) in the case of the Company, to make application for the Loans; and (iii) to give notices and to take other action on such Person's behalf under the Loan Documents.

       (Section Mark)9.8. Proceedings and Documents. All corporate, governmental and other proceedings in connection with the transactions contemplated by the Loan Documents shall be in form and substance reasonably satisfactory to the Agent and the Agent shall have received all such counterpart originals or certified or other copies of all such instruments and documents as the Agent shall have reasonably requested.

        (Section Mark)9.9. Legal Opinions. The Lenders shall have received a written opinion, addressed to the Lenders, from M. K. Doss, General
Counsel to the Company, substantially in the form of Exhibit G hereto and such other written opinions addressed to the Lenders as the Agent may reasonably request, such opinions to be satisfactory to the Agent in all respects.

        (Section Mark)9.10. Closing Fee; Agent's Fee. The Agent shall have received the Closing Fee as provided in (Section Mark)4.8 hereof and the Agent's Fee as provided in (Section Mark)4.9 hereof.

        (Section Mark)9.11. Certain Assignments. The Lenders (as defined in the Prior Credit Agreement) shall have assigned such interests, rights and obligations under the Prior Credit Agreement to the Lenders hereunder as shall be necessary to achieve the Commitment Percentages and Commitments set forth herein.

        (Section Mark)9.12. Compliance Certificate. The Company shall have delivered to the Lenders a Compliance Certificate dated as of the Balance Sheet Date.

        (Section Mark)9.13. Amounts Owing under the Prior Credit Agreement. All interest accrued on the Loans (as defined in the Prior Credit Agreement) under the Prior Credit Agreement and all fees, including the Commitment
Fee (as defined in the Prior Credit Agreement) expenses and other amounts payable pursuant to the Prior Credit Agreement, excluding the principal amount of all outstanding Loans (as defined in the Prior Credit
Agreement), shall have been paid in full.

        (Section Mark)10. CONDITIONS TO LOANS. The obligations of the Lenders to make any Loans subsequent to the closing hereunder or to issue, extend or renew any Letters of Credit shall be subject to the satisfaction of the following conditions precedent:

        (Section Mark)10.1. Legality of Transactions. It shall not be unlawful
(a) for the Company to perform any of its material agreements or obligations under any of the Loan Documents to which the Company is a party on such date or (b) with respect to the obligation of each Lender to make any Loans subsequent to the first such Loan (without affecting the obligations of the other Lenders), for such Lender to perform any of its agreements or obligations under any of such Loan Documents to which the Lender is a party on the Drawdown Date of such Loan.

        (Section Mark)10.2.Representations and Warranties.Each of the representations and warranties made by or on behalf of the Company or any of its Subsidiaries to the Lenders in this Agreement or any other Loan Document shall be true and correct in all material respects when made and shall, for all purposes of this Agreement, be deemed to be repeated on and as of the date of the Company's notice of borrowing for such Loan and on and as of the Drawdown Date of such Loan, and shall be true and correct in all material respects on and as of each of such dates, except, in each case, as affected by the consummation of the transactions contemplated by the Loan Documents and except to the extent that such representations and warranties relate solely to a prior date.

        (Section Mark)10.3. Performance. The Company shall have duly and properly performed, complied with and observed in all material respects each of its covenants, agreements and obligations contained in (Section Mark)(Section Mark)7 and 8 hereof, and shall have duly and properly performed, complied with and observed in all material respects its covenants, agreements, and obligations in all other articles of this

Agreement and any of the other Loan Documents to which it is a party or by which it is bound on the Drawdown Date for such Loan. No event shall have occurred on or prior to such date and be continuing on such date, and no condition shall exist on such date, which constitutes an Event of Default or which would, with notice or the lapse of time, or both, constitute an Event of Default.

        (Section Mark)10.4. Proceedings and Documents. All corporate, governmental and other proceedings in connection with the transactions contemplated by the Loan Documents and all instruments and documents incidental thereto shall be in form and substance reasonably satisfactory to the Lenders and the Lenders shall have received all such counterpart originals or certified or other copies of all such instruments and documents as the Lenders shall have reasonably requested.

        (Section Mark)10.5. Legal Opinion. In addition to the conditions precedent set forth in (Section Mark)(Section Mark)10.1 through 10.4, the obligations of the Lenders to make any Loan subsequent to the Effective Date shall be further subject, at the option of the Agent, to the receipt of a written opinion, addressed to the Lenders, from counsel to the Company, in form and substance satisfactory to the Agent.

        (Section Mark)11.  EVENTS OF DEFAULT.

        (Section Mark)11.1. Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice and/or lapse of time, "Defaults") shall occur:

        (a) if the Company shall fail to pay any principal of the Loans or any Reimbursement Obligations when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

        (b) if the Company shall fail to pay any interest on the Loans, Commitment Fee, any Letter of Credit Fees, the Agent's Fee or other sums due hereunder (except for sums due under (Section Mark)16 hereof or under the Security Agreement), when the same shall become due and payable whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

        (c) if the Company shall fail to comply with its covenants contained in (Section Mark)(Section Mark)7.6, 7.9, 7.10 or 7.16 and the continuance of such failure for thirty (30) days after written notice of such failure has been given to the Company by the Agent, or if the Company or any of its Subsidiaries shall fail to comply with the covenants contained in (Section Mark)(Section Mark)7 or 8 hereof
  (other than those specified above) or in the Security Documents;

        (d) if the Company shall fail to perform any term, covenant or agreement herein contained (other than those specified in subsections
  (a), (b) and (c) above) for thirty (30) days after written notice of such failure has been given to the Company by the Agent;

        (e) if any representation or warranty of the Company or any of its Subsidiaries in this Agreement or in any of the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement or any of the other Loan Documents shall prove to have been false in any material respect upon the date when made;

        (f) if the Company or any of its Subsidiaries shall default (as principal or guarantor or other surety) in the payment or performance of any obligation contained in any agreement or instrument evidencing (i) any other Indebtedness in respect of money borrowed (including without limitation unwaived defaults under Subordinated Debt), or (ii) any other Indebtedness in excess of $100,000 in respect of credit received (other than accounts payable which arose in the ordinary course of business and which the Company or Subsidiary is contesting in good faith), in either case whether at maturity or upon declaration or acceleration, or with respect to any of the terms of any guaranties or any mortgage, pledge, assignment, indenture or other agreement relating thereto, and such default shall continue for such period of time as would permit, or would have permitted (assuming the giving of appropriate notice, if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, or if any default or event of default shall occur under any such agreement or instrument which continues beyond the period of grace, if any, specified therein;

        (g) if the Company or any of its Subsidiaries makes an assignment for the benefit of creditors, or admits in writing its inability to pay or generally fails to pay its debts as they mature or become due, or petitions or applies for the appointment of a trustee or other custodian, liquidator or receiver of the Company or any of its Subsidiaries or of any substantial part of the assets of the Company or any of its Subsidiaries or commences any case or other proceeding relating to the Company or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or takes any action to authorize or in furtherance of any of the foregoing, or if any such petition or application is filed or any such case or other proceeding is commenced against the Company or any of its Subsidiaries and the Company or any of its Subsidiaries indicates its approval thereof, consent thereto or acquiescence therein;

        (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Company or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Company or any Subsidiary in an involuntary case under Federal bankruptcy laws as now or hereafter constituted which remains undischarged or unstayed for more than forty-five (45) days;

        (i) if there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against the Company or any of its Subsidiaries which, with other outstanding final judgments, undischarged, against such Person(s) exceeds in the aggregate $100,000;

        (j) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event Shall have occurred and the Majority A Lenders shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Company to the PBGC or the Plan in an aggregate amount exceeding $500,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Plan;

        (k) if a Change of Control shall occur; or

        (l) if any Loan Document (other than an Agency Agreement which is terminated in accordance with (Section Mark)7.4 hereof) shall be cancelled, terminated, revoked or rescinded otherwise than in accordance with the express prior written agreement, consent or approval of all of the Lenders, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any Loan Document shall be commenced by or on behalf of the Company or any of its Subsidiaries; or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or shall issue a judgment, order, decree or ruling to the effect that any one or more of the Loan Documents or any one or more of the obligations of the Company or any of its Subsidiaries under any one or more of the Loan Documents are illegal, invalid or unenforceable in accordance with the terms thereof;

then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority A and B Lenders the Agent shall, by notice in writing to the Company declare all amounts owing with respect to this Agreement and the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; provided that in the event of any Event of Default specified in (Section Mark)(Section Mark)11.1(g) or 11.1(h) hereof, all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Lender.

        (Section Mark)11.2 Rights of Lenders. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to the foregoing, (a) each Lender, if owed any amount with respect to the Loans or the Reimbursement Obligations may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or any instrument pursuant to which the obligations of the Company to such Lender hereunder are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lender; and (b) to the extent any Lender holds an A Note or unpaid obligations of the Company under the Loan Documents (other than with respect to B Loans outstanding) exceeding in the aggregate principal amount such Lender's Commitment Percentage of the then outstanding aggregate principal amount of A Notes or such other obligations held by the Lenders (other than with respect to B Loans outstanding), the other Lenders shall purchase such participations in such Lender's A Note and such other obligations (other than with respect to B Loans outstanding) as to result in the outstanding aggregate principal amount of the A Notes and such other obligations (other than with respect to B Loans outstanding) held by each Lender to equal each such Lender's Commitment Percentage of the then outstanding aggregate principal amount thereof. The Company hereby agrees that any Lender so purchasing a participation from another Lender pursuant to this (Section Mark)11.2 may, to the fullest extent permitted by law, exercise all its right of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation. No remedy herein conferred upon any Lender or holder of the Notes is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

        If any one or more of the Events of Default specified in (Section Mark)11.1(a), (b), (c), (f), (g), (h) or (l) shall occur, any unused portion of the Revolving Credit Commitment shall forthwith terminate and each of the Lenders shall be relieved of all obligations to make A Loans to or issue, extend or renew any Letters of Credit for the Company; or if any other Event of Default shall have occurred and be continuing, or if on any Drawdown

Date the conditions precedent to the making of the Loans or issuing, extending or renewing any Letters of Credit to be made on such Drawdown Date are not satisfied, the Agent, upon the request of the Majority A Lenders, shall, by notice to the Company, terminate the unused portion of the Revolving Credit Commitment, and upon such notice being given such unused portion of the Revolving Credit Commitment shall terminate immediately and each of the Lenders shall be relieved of all further obligations to make A Loans to and issue, extend and renew Letters of Credit for the Company hereunder. If any such notice is given to the Company, the Agent will forthwith furnish a copy thereof to each of the Lenders. No termination of the Revolving Credit Commitment shall relieve the Company of any of its existing Lender Obligations to the Lenders hereunder or elsewhere.

        (Section Mark)12. SETOFF. Regardless of the adequacy of any collateral, during the continuance of an Event of Default, any deposits or other sums credited by or due from any of the Lenders to the Company and any securities or other property of the Company in the possession of such Lender may be applied to or set off against the payment of obligations of the Company hereunder and under the Notes and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Company to such Lender. Each of the Lenders agrees with the other Lenders that (a) if an amount to be set off is applied to Indebtedness of the Company to such Lender other than Indebtedness evidenced by the Notes held by such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Lender, and (b) if a Lender shall receive from the Company, whether by voluntary payment, exercise of the right of set-off, counterclaim, cross action, enforcement of the claim evidenced by the A Note held by a Lender or constituting a Reimbursement Obligation owed to a Lender by proceedings against the Company at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, any amount, such Lender will make such disposition and arrangements with the other Lenders with respect to such amount, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the A Note held by it its proportionate payment as contemplated by this Agreement; provided, however, that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

        (Section Mark)13. INDEPENDENT CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement.

        (Section Mark)14. THE AGENT. The Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and in each of the Security Documents and in related documents delegated to the Agent, together with such powers as are appropriate and reasonably incident thereto.

        The Agent is authorized to deliver any notice to commence a payment blockage pursuant to any instrument evidencing Subordinated Debt upon the direction of the Majority A Lenders, provided however if any Subordinated Debt is accelerated, the Agent is authorized to deliver a notice to commence payment blockage pursuant to any instrument evidencing such Subordinated Debt without the consent of the Majority A Lenders.

        In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of all amounts owing with respect to this Agreement and the Notes shall have occurred, the Agent shall, if (a) so requested by the Majority A Lenders and (b) the Lenders have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority A Lenders may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Lenders hereby agreeing to indemnify and hold the Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

        The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the Notes. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Company.

        Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under the Notes, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

        The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, the Security Documents, or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectibility of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations herein or made in any certificate or instrument hereafter furnished to it by or on behalf of the Company, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Company or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders with respect to the credit worthiness or financial conditions of the Company or any of its Subsidiaries.

        If in the reasonable opinion of the Agent the distribution of any amount received by it in such capacity hereunder or under the Notes might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court. With respect to obligations of the Company hereunder, a payment to the Agent shall be deemed to be a payment to the Lenders.

        The Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder.

        The Lenders jointly and severally agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including, without limitation, any expenses for which the Agent has not been reimbursed by the Company as required by (Section Mark)14 hereof), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, the Letters of Credit, the Security Documents, or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

        In its individual capacity, FNBB shall have the same obligations and the same rights, powers and privileges in respect to its commitment and the Loans made by it and as the purchaser of any Letter of Credit Participations hereunder, and as the holder of any of the Notes, as it would have were it not also the Agent.

        The Agent may resign as Agent upon ten (10) days' notice to the Lenders and the Company. Upon such resignation or removal, the Majority A Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall consent to serve as the agent hereunder and shall be approved by the Company (such approval not to be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of the former Agent or any of the parties to this Agreement, the Security Documents or any holders of the Notes. After any retiring Agent's resignation hereunder as Agent, the provisions of this (Section Mark)14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

        (Section Mark)15. ASSIGNMENTS AND PARTICIPATIONS.

        (a) Except as provided herein, each Lender may, at its own expense, assign to one or more Eligible Assignees a portion of its interests, rights and obligations under this Agreement (including, without limitation, a portion of its Commitment Percentage hereunder and the same portion of the Loans at the time owing to it, the Notes held by it and its participating interest in the risk relating to any Letters of Credit); provided, however, that (i) the amount of the assigning Lender's portion of its Commitment subject to each such assignment (other than with respect to assignments to an Affiliate of the assigning Lender) (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the lesser of (A) $10,000,000, or (B) fifty percent (50%) of its Commitment as in effect on the Effective Date, or if a Lender becomes a party to this Agreement after the Effective Date, fifty percent (50%) of its Commitment as in effect on the date such Lender becomes a party to this Agreement, (ii) the assigning Lender shall not assign more than fifty percent (50%) of its Commitment as in effect on the Effective Date, or if a Lender becomes a party to this Agreement after the Effective Date, more than fifty percent (50%) of its Commitment as in effect on the date such Lender becomes a party to this Agreement (other than to an Affiliate of the assigning Lender) unless the assigning Lender assigns 100% of its Commitment, (iii) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations (and shall be the same percentage as to the Commitment Percentage) under this Agreement, and (iv) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register, an Assignment and Acceptance, substantially in the form of Exhibit H hereto (the "Assignment and Acceptance"), together with any Note or Notes subject to such assignment and together with an assignment administration fee for the account of the Agent of $2,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (y) the assigning Lender shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

        (b) By executing and delivering an Assignment and Acceptance, the parties to such assignment thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Lender
Obligations, or the performance or observance by the Company of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in (Section Mark)6.5 and the financial statements most recently delivered pursuant to (Section Mark)7.5 hereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that as at the date of its execution of its Assignment and Acceptance, it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender; and (viii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance.

        (c) The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitment Percentage and Commitment of, and principal amount of the Loans owing to, the Lenders from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company or the Lenders at any reasonable time and from time to time upon reasonable prior notice.

        (d) Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with any Note or Notes subject to such assignment, the Agent shall, (i) record the information contained therein in the Register, and (ii) give prompt notice thereof to the Company and the Lenders. Within five Business Days after receipt of such notice, the Company, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Eligible Assignee(s) in an amount equal to the amount assumed by such Eligible Assignee(s) pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes.
Within five (5) days of issuance of a new Note(s) pursuant to this (Section Mark)15(d), the Company shall deliver an opinion of its counsel, addressed to the applicable assigning and assignee Lenders, relating to the due authorization, execution and delivery of such new Note(s) and the legality, validity and binding effect thereof, in form and substance reasonably satisfactory to such Lenders. The surrendered Note or Notes shall be cancelled and returned to the Company.

        (e) Each Lender may sell participations to one or more banks or other entities of such Lender's rights and obligations under this Agreement and the other Loan Documents; provided that (i) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Company and (ii) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications which require the approval of all of the Lenders, as provided in (Section Mark)23 hereof.

        (Section Mark)16. EXPENSES. The Company will reimburse the Agent for all its reasonable out-of-pocket expenses, including but not limited to the reasonable attorney's fees and disbursements of the Lenders' Special
Counsel and other reasonable attorneys' fees and disbursements, incurred or expended in connection with the preparation, interpretation, restructuring or termination of this Agreement, the Notes or any amendment hereof or thereof, or with the enforcement of any obligations or the satisfaction of any indebtedness of the Company hereunder or thereunder, or in connection with any litigation, proceeding or dispute hereunder in any way related to the credit hereunder. The Company also agrees to pay promptly the Agent's reasonable costs of conducting commercial finance examinations of the Company's properties, including the applicable daily time charges of such Persons' commercial finance examiners, agents, consultants and representatives engaged in such examinations as in effect from time to time, and reasonable out-of-pocket travel and other related expenses, provided that the aggregate amount for which the Company shall be liable with respect to commercial finance examinations in each calendar year shall be $15,000. The Company will pay any taxes (including any interest and penalties in respect thereof), payable on or with respect to the transactions contemplated by this Agreement (the Company hereby agreeing to indemnify the Lenders with respect thereto), other than taxes incurred by the Lenders with respect to any income realized by the Lenders hereunder.

        (Section Mark)17. INDEMNIFICATION. (a) The Company agrees to indemnify and hold harmless the Agent and the Lenders from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of, or related to, this Agreement or the transactions evidenced or contemplated hereby.

        (b) In addition, the Company covenants and agrees to indemnify and hold harmless the Agent and each of the Lenders as well as the Agent's and each Lender's shareholders, directors, agents, officers, subsidiaries and affiliates, and each of their respective successors and assigns, from and against all damages, losses, settlement payments, obligations, liabilities, claims, suits, penalties, assessments, citations, directives, demands, judgments, actions, causes of action, costs and expenses (including without limitation the fees and disbursements of counsel and environmental consultants) incurred, suffered, sustained or required to be paid by an indemnified party and arising under any Environmental Law, or otherwise related to environmental or Hazardous Substance matters, except (i) any of the foregoing which result from the gross negligence or willful misconduct of the indemnified party, or (ii) insofar as a matter otherwise to be indemnified hereunder relates to a particular property of the Company or its Subsidiaries and with respect to all indemnified parties, which arises from the action or inaction of an indemnified party after such party obtains possession, control or ownership of such property. The Agent and each of the Lenders shall have the right to employ separate counsel and to participate in the defense and investigation of any claim, action or proceedings, and the Company shall bear the expense of such counsel.

        (Section Mark)18. SURVIVAL OF COVENANTS. All covenants, agreements, representations and warranties made herein, in the Notes or in any documents or other papers delivered by or on behalf of the Company pursuant hereto shall be deemed to have been relied upon by the Lenders, notwithstanding any investigation heretofore or hereafter made by it, and shall survive the making by the Lenders of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes remains outstanding and unpaid or any Lender has any obligation to make any Loans hereunder. Notwithstanding the foregoing, the covenants set forth in (Section Mark)17 hereof shall survive the termination of this
Agreement, the payment or satisfaction of payment of amounts owing with respect to the Note or any other Loan Document and any realization of Collateral under the Security Agreement. All statements contained in any certificate or other paper delivered to any Lender at any time by or on behalf of the Company pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Company hereunder.

        (Section Mark)19. PARTIES IN INTEREST. All the terms of this Agreement and the Notes shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto and thereto; provided, that the Company may not assign or transfer its rights hereunder without the prior written consent of each of the Lenders. Nothing in this Agreement shall limit the right of any Lender to assign or transfer participations in the Lender Obligations held by it as provided for in (Section Mark)15.

        (Section Mark)20. NOTICES. Except as otherwise expressly provided in this Agreement, all notices and other communications made or required to be given pursuant to this Agreement or the Notes shall be in writing and shall be delivered in hand, mailed by United States first-class mail, postage prepaid, or sent by telegraph or telex and confirmed by letter, addressed to the party's address set forth on Schedule 1.1 hereto, or such other address for notice as the party shall have last furnished in writing to the Person giving the notice.

        Any such notice or demand shall be deemed to have been duly given or made and to have become effective (a) if delivered by hand to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer, (b) if sent by registered or certified first-class mail, postage prepaid, when mailed.

        (Section Mark)21.MISCELLANEOUS. This Agreement and the Notes are contracts under the laws of the Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by the laws of said Commonwealth. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

        (Section Mark)22. ENTIRE AGREEMENT. This Agreement, together with the Notes, Security Agreement and any other documents executed in connection herewith or therewith, express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in (Section Mark)23.

        (Section Mark)23. CONSENTS, AMENDMENTS, WAIVERS. Except as otherwise expressly provided in this Agreement and the Security Documents, any consent or approval required or permitted by this Agreement and any Security Document to be given by the Lenders or the Collateral Agent, as that term is used in the Security Agreement, may be given, and any sale of Collateral, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Company of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may, subject to the limitation set forth below, be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Company and the written consent of the Majority A Lenders. Notwithstanding the foregoing, the written consent of all of the Lenders and the Company shall be required to do any of the following: (a) increase the principal amount of the A Loans (or subject the Lenders to any additional obligations), (b) reduce the principal (other than by prepayments or repayments permitted or required by the provisions hereof) of or interest on the A Notes or any fees payable hereunder, (c) extend or postpone any date fixed for any payment in respect of principal of, or interest on, the A Loans, or any fees payable hereunder, (d) amend this (Section Mark)23, (e) change the Commitment Percentage of any Lender except pursuant to (Section Mark)15 hereof, (f) release the Agent's lien on Collateral except as provided in (Section Mark)5 hereof, (g) amend the definition of Borrowing Base Amount, Accounts Receivable or Net Security Value of Inventory, or (h) waive any conditions precedent. The definition of Majority A Lenders and of Majority A and B Lenders may not be amended without the written consent of all of the Lenders. Section 16 hereof may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Company shall entitle the Company to other or further notice or demand in similar or other circumstances.

        (Section Mark)24. WAIVER OF JURY TRIAL. The Company hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of such rights and obligations.

         IN WITNESS WHEREOF, the undersigned have duly executed this Third Amended and Restated Credit Agreement under seal as of the date set forth above.

(Corporate Seal)                 FIELDCREST CANNON, INC.



                            By:/s/ Clifford D. Paulsen
                              Title: Controller

                            THE FIRST NATIONAL BANK OF BOSTON,
                             as Agent



                            By:/s/ Mitchell B. Feldman
                              Title: Director


                             THE FIRST NATIONAL BANK OF BOSTON



                            By:/s/ Mitchell B. Feldman
                              Title: Director


                             CONTINENTAL BANK N.A., individually and
                               as Lead Manager



                            By:/s/ Margaret A. Detrick
                              Title: Vice President


                            PHILADELPHIA NATIONAL BANK,
                              individually and asLead Manager (incorporated as CoreStates Bank, N. A.)



                            By:/s/ James P. Richards
                              Title: Vice President


                                     -81-


                            FIRST UNION NATIONAL BANK OF
                              NORTH CAROLINA, individually and as
                              Lead Manager



                            By:/s/ Richard J. Rizzo
                              Title: Vice President


                            BANK OF MONTREAL



                            By:/s/ Michael Love
                              Title: Director


                            MELLON BANK, N.A.



                            By:/s/ James W. Emison
                              Title: Vice President